CELANESE CORPORATION
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to §40.14a-12

CELANESE CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

CELANESE CORPORATION
1601 West Lyndon B. Johnson Freeway
Dallas, Texas 75234

March 12, 2010

Dear Fellow Stockholders:

On behalf of your board of directors, I am pleased to invite you to attend the 2010 Annual Meeting of Stockholders of Celanese Corporation. The meeting will be held at 7:30 a.m. (Dallas time) on Thursday, April 22, 2010, at The Crescent Club, 200 Crescent Court — 17th Floor, Dallas, Texas 75201.

The accompanying Proxy Statement describes the items to be considered and acted upon by the stockholders at the Annual Meeting.

To ensure that your shares are represented at the meeting, we urge you to cast your vote as promptly as possible. We encourage you to vote via the Internet. It is convenient and saves us significant postage and processing costs. You may vote by proxy via the Internet or telephone, or, if you received paper copies of the proxy materials via mail, you can also vote by mail by following the instructions on the proxy card or voting instruction card.

Sincerely,

David N. Weidman
Chairman and
Chief Executive Officer

i

CELANESE CORPORATION
1601 West Lyndon B. Johnson Freeway
Dallas, Texas 75234

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:	April 22, 2010

Time:	7:30 a.m., Central Daylight Time

Place:	The Crescent Club 200 Crescent Court — 17th Floor, Dallas, Texas 75201

Items of Business:	(1) To elect Mr. David N. Weidman, Mr. Mark C. Rohr and Ms. Farah M. Walters to serve on our board of directors until the 2013 Annual Meeting of Stockholders or until their successors are elected and qualified;

(2) To ratify the selection of KPMG LLP (“KPMG”) as our independent registered public accounting firm for the fiscal year ending December 31, 2010; and

(3) To transact such other business as may properly be brought before the meeting in accordance with the provisions of the Company’s Third Amended and Restated ByLaws (the “Bylaws”).

Record Date:	You are entitled to attend the Annual Meeting and can vote if you were a stockholder of record as of the close of business on February 24, 2010.

Our Proxy Statement follows. Financial and other information about Celanese Corporation is contained in our Annual Report to Stockholders for the fiscal year ended December 31, 2009 (the “2009 Annual Report to Stockholders”).

To ensure that your shares are represented at the meeting, we urge you to cast your vote as promptly as possible. You may vote by proxy via the Internet or telephone, or, if you received paper copies of the proxy materials by mail, you can also vote via mail by following the instructions on the proxy card or voting instruction card. We encourage you to vote via the Internet. It is convenient and saves us significant postage and processing costs.

By Order of the Board of Directors of
Celanese Corporation

Gjon N. Nivica, Jr.
Senior Vice President, General Counsel
and Corporate Secretary

Dallas, Texas
March 12, 2010

CELANESE CORPORATION
1601 West Lyndon B. Johnson Freeway
Dallas, Texas 75234

PROXY STATEMENT

For the Annual Meeting of Stockholders To Be Held on
April 22, 2010

The board of directors (the “board of directors” or the “board”) of Celanese Corporation, a Delaware corporation (“Celanese,” “us,” “Company,” “we” or “our”), solicits the enclosed proxy for use at our 2010 Annual Meeting of Stockholders to be held at 7:30 a.m. (Central Daylight Time) on Thursday, April 22, 2010, at The Crescent Club, 200 Crescent Court — 17th Floor, Dallas, Texas 75201. This Proxy Statement contains information about the matters to be voted on at the meeting and the voting process, as well as information about our directors (each, a “director” or collectively, the “directors”) and executive officers. We will bear the expense of soliciting the proxies for the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON

APRIL 22, 2010

Celanese Corporation’s Notice of Annual Meeting and Proxy Statement, 2009 Annual Report to Stockholders and other proxy materials are available at www.proxyvote.com

INFORMATION CONCERNING SOLICITATION AND VOTING

Pursuant to U.S. Securities and Exchange Commission rules, we have elected to furnish proxy materials to our stockholders over the Internet instead of mailing printed copies of those materials to each stockholder. If you received a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) by mail, you will not receive a printed copy of the proxy materials unless you request one. Instead, the Notice of Internet Availability will instruct you as to how you may access and review the proxy materials and cast your vote on the Internet. If you received a Notice of Internet Availability by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability. Stockholders who requested paper copies of proxy materials or previously elected to receive proxy materials electronically did not receive the Notice of Internet Availability and will receive the proxy materials in the format requested. This Proxy Statement and our 2009 Annual Report to Stockholders also are available at our website, www.celanese.com/index/ir _ index/ir _ reports.htm.

The Notice of Internet Availability and, for stockholders who previously requested electronic or paper delivery, the proxy materials are first being made available on or about March 12, 2010, to stockholders of record and beneficial owners who owned shares of the Company’s series A common stock (the “Common Stock”) at the close of business on February 24, 2010.

Our principal executive offices are located at 1601 West Lyndon B. Johnson Freeway, Dallas, Texas 75234.

QUESTIONS AND ANSWERS ABOUT
THE PROXY MATERIALS AND THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

At our Annual Meeting, stockholders will vote upon several important Company matters. In addition, our management will report on the Company’s performance over the last fiscal year and, following the meeting, respond to questions from stockholders.

What is included in the proxy materials?

The proxy materials include:

•	Our Proxy Statement for the Annual Meeting of Stockholders; and

•	Our 2009 Annual Report to Stockholders.

If you requested a paper copy of these materials by mail, the proxy materials also include a proxy card or a voting instruction card for the Annual Meeting.

What information is contained in this Proxy Statement?

The information in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the Company’s board of directors and board committees, the compensation of the Company’s directors and certain executive officers for fiscal year 2009 and other required information.

How can I access the proxy materials over the Internet?

Your Notice of Internet Availability, proxy card or voting instruction card (as applicable) contains instructions on how to:

•	View our proxy materials for the Annual Meeting on the Internet; and

•	Instruct us to send our future proxy materials to you electronically by e-mail.

Our proxy materials are also available on our website at www.celanese.com/index/ir _ index/ir _ reports.htm or at www.proxyvote.com.

Your Notice of Internet Availability, proxy card or voting instruction card contains instructions on how you may request to access proxy materials electronically on an ongoing basis. Choosing to access your future proxy materials electronically will help us conserve natural resources and reduce the costs of printing and distributing our proxy materials. If you choose to access future proxy materials electronically, you will receive an e-mail with instructions containing a link to the website where those materials are available and a link to the proxy voting website. Your election to access proxy materials by e-mail will remain in effect until you terminate it.

Who may attend the Annual Meeting?

The board of directors set February 24, 2010 as the record date for the Annual Meeting. All stockholders of record and beneficial owners of shares of Common Stock at the close of business on February 24, 2010, or their duly appointed proxies, may attend and vote at the Annual Meeting and any adjournments or postponements thereof. For verification of beneficial ownership at the Annual Meeting, you will need to bring personal identification and a copy of your brokerage statement reflecting your share ownership as of February 24, 2010 and check in at the registration desk.

Who may vote at the Annual Meeting?

Each stockholder who owned Common Stock at the close of business on February 24, 2010 is entitled to one vote for each share of Common Stock held on all matters to be voted on. At the close of business on the record date, there were 156,580,100 shares of our Series A common stock outstanding and there were no shares of our Series B common stock outstanding.

What constitutes a quorum to conduct business at the Annual Meeting?

The required quorum for the transaction of business at the Annual Meeting is the presence of, in person or by proxy, the holders of a majority of the voting power of the outstanding shares of Common Stock entitled to vote at the Annual Meeting.

How many votes are required to approve each item?

The affirmative vote of a majority of the voting power of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for all proposals other than the election of directors. The affirmative vote of a majority of the actual votes cast is required for the election of each director nominee (the number of shares voted “FOR” a director nominee must exceed the number of votes cast “AGAINST” that nominee). Shares not present at the meeting and shares voting “ABSTAIN” have no effect on the election of directors. You may not cumulate your votes in the election of directors.

How are abstentions and broker non-votes treated?

Abstentions and broker non-votes will be counted toward calculating a quorum. Other than in the election of directors, abstentions will have the same effect as a vote against the proposal as to which the abstention is made. Broker non-votes will not have any effect on the outcome of the voting on any matter.

How does the Board recommend I vote on the proposals?

The board recommends votes:

•	FOR the election of each of the nominees for Class III director named in this Proxy Statement — Mr. David N. Weidman, Mr. Mark C. Rohr and Ms. Farah M. Walters; and

•	FOR the ratification of KPMG LLP as our independent registered public accounting firm for fiscal year 2010.

What does it mean to vote by proxy?

By giving your proxy, you give someone else the right to vote your shares in accordance with your instructions. In this way, you assure that your vote will be counted even if you are unable to attend the Annual Meeting. If you give your proxy but do not include specific instructions on how to vote, the Proxyholders (defined below) will vote your shares FOR the election of the board’s nominees and FOR the ratification of the selection of KPMG LLP as our independent registered public accounting firm.

What is the difference between holding and voting shares as a stockholder of record and as a beneficial owner?

Most Celanese stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record.  If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A. (“Computershare”), you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy directly to Mr. Steven M. Sterin, our Senior Vice President and Chief Financial Officer, and Mr. James R. Peacock III, our Vice President, Deputy General Counsel and Assistant Secretary (collectively, the “Proxyholders”) or to vote in person at the Annual Meeting.

Beneficial Owner.  If your shares are held in a stock brokerage account or by a bank or other nominee (the “Record Holder”), you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your Record Holder, which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the Annual Meeting. HOWEVER, SINCE YOU ARE NOT THE STOCKHOLDER OF RECORD, YOU MAY NOT VOTE THESE SHARES IN PERSON AT THE ANNUAL MEETING UNLESS YOU OBTAIN A SIGNED LEGAL PROXY FROM THE RECORD HOLDER GIVING YOU THE RIGHT TO VOTE THE SHARES. Your Record Holder has provided you with instructions on how to vote your shares.

What should I do if I receive more than one notice or e-mail about the Internet availability of the proxy materials or more than one copy of the printed proxy materials?

You may receive more than one notice or more than one e-mail about the Internet availability of the proxy materials or more than one copy of the printed proxy materials. For example, if you hold your shares in more than one brokerage account, you may receive a separate notice, a separate e-mail or a separate mailing for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you may receive more than one notice, e-mail or mailing. Please vote all of your shares.

How do I cast my vote?

Each stockholder is entitled to one vote for each share of Common Stock on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes for the election of directors. Celanese is offering the following methods of voting:

Voting In-Person

Stockholders of Record.  Shares held directly in your name as the stockholder of record may be voted in person at the Annual Meeting. If you choose to vote in person at the Annual Meeting, please bring the Notice of Internet Availability of Proxy Materials and proof of personal identification.

Beneficial Owners.  Shares held in street name may be voted in person by you only if you obtain a legal proxy from the Record Holder giving you the right to vote the shares.

Voting via the Internet

Shares may be voted via the Internet at www.proxyvote.com. Your voting instructions will be accepted up until 11:59 P.M. Eastern Time on April 21, 2010. Have your Notice of Internet Availability, proxy card or voting instruction card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Voting via Telephone

Shares may be voted via any touch-tone telephone at 1-800-690-6903. Your voting instructions will be accepted up until 11:59 P.M. Eastern Time on April 21, 2010. Have your Notice of Internet Availability, proxy card or voting instruction card in hand when you call and then follow the instructions given.

Voting via Mail

If you received a paper proxy card, your shares may be voted via mail by marking, signing and dating your proxy card and returning it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING, WE RECOMMEND THAT YOU ALSO SUBMIT YOUR PROXY AS DESCRIBED ABOVE SO THAT YOUR VOTE WILL BE COUNTED IF YOU LATER DECIDE NOT TO ATTEND THE MEETING. SUBMITTING YOUR PROXY VIA INTERNET, TELEPHONE OR MAIL DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON AT THE ANNUAL MEETING.

What happens if additional proposals are presented at the Annual Meeting?

Other than the election of directors and the ratification of the selection of KPMG LLP as the independent registered public accounting firm, we do not expect any matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the persons named as Proxyholders will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. Under our Bylaws, the deadline for notifying us of any additional proposals to be presented at the Annual Meeting has passed and, accordingly, stockholders may not present proposals at the Annual Meeting.

Can I change my vote or revoke my proxy?

If your shares are held in street name through a broker, bank or other nominee, you should contact the holder of your shares regarding how to revoke your proxy.

If you are a stockholder of record, you may change your vote at any time before the polls close at the Annual Meeting. You may do this by:

•	voting again by telephone or through the Internet prior to 11:59 P.M. Eastern Time, on April 21, 2010;

•	requesting, completing and mailing in a paper proxy card, as outlined in the Notice of Internet Availability;

•	giving written notice to the Corporate Secretary of the Company by April 21, 2010; or

•	voting again at the Annual Meeting.

Your attendance at the Annual Meeting will not have the effect of revoking a proxy unless you notify our Corporate Secretary in writing before the polls close that you wish to revoke a previous proxy. You may revoke your proxy at any time before the proxy has been voted at the Annual Meeting by taking one of the actions described above.

Who will count the votes?

Representatives of Carl Hagberg & Associates will count the votes and will serve as the independent inspector of the election.

What if I execute my proxy but do not provide voting instructions?

If you provide specific voting instructions, your shares will be voted as you instruct. If you execute a proxy but do not specify how your shares are to be voted, the Proxyholders will vote your shares in accordance with the recommendations of the board provided above.

Will my shares be voted if I do not provide my proxy?

Your shares may be voted if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority under the New York Stock Exchange (“NYSE”) rules to cast votes on certain “routine” matters if they do not receive instructions from their customers. The ratification of the independent registered accounting firm is considered a routine matter for which brokerage firms may vote unvoted shares. The election of directors is no longer considered a routine matter under current NYSE rules. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a “broker non-vote.”

What are the costs of soliciting these proxies?

We will bear the costs of solicitation of proxies. We have engaged D.F. King & Co. to assist us with the solicitation of proxies and expect to pay D.F. King & Co. less than $10,000 for their services. In addition to solicitations by mail, D.F. King & Co. and our directors, officers and regular employees may solicit proxies by telephone, email and personal interviews without additional remuneration. We will request brokers, custodians and fiduciaries to forward proxy soliciting material to the owners of shares of our common stock that they hold in their names. We will reimburse banks and brokers for their reasonable out-of-pocket expenses incurred in connection with the distribution of our proxy materials.

How can I request free copies of the proxy materials or information?

You may contact Broadridge:

•	By Internet at: www.proxyvote.com

•	By calling Broadridge at: 1-800-579-1639

•	By sending an email to: sendmaterial@proxyvote.com

What is “householding”?

We may send a single Notice of Internet Availability or set of proxy materials and other stockholder communications to any address shared by two or more stockholders. This process is called “householding.” This reduces duplicate mailings, saves printing and postage costs and conserves natural resources. We will deliver promptly upon written or oral request a separate copy of the Notice of Internet Availability, 2009 Annual Report to Stockholders or this Proxy Statement to a stockholder at a shared address to which a single copy of the documents was delivered.

To receive a separate copy or to stop receiving multiple copies sent to stockholders of record sharing an address:

•	Stockholder of Record. If you are a stockholder of record, please use the same contact information provided above under “How can I request free copies of the proxy materials or information?”

•	Beneficial Owner. If you are a beneficial owner, please submit your request to your stockbroker.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders?

You may submit proposals for consideration at future stockholder meetings. For a stockholder proposal to be considered for inclusion in the Company’s proxy statement for the 2011 annual meeting, the Company’s Corporate Secretary must receive the written proposal at our principal executive offices no later than the close of business on November 12, 2010. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Corporate Secretary
Celanese Corporation
1601 West Lyndon B. Johnson Freeway
Dallas, Texas 75234

For a stockholder proposal that is not intended to be included in the Company’s Proxy Statement under Rule 14a-8, the stockholder must provide the information required by the Company’s Bylaws and give timely notice to the Company in accordance with the Company’s Bylaws, which, in general, require that the notice be received by the Company’s Secretary:

•	Not earlier than the close of business on December 23, 2010, and

•	No later than the close of business on January 22, 2011.

If the date of the stockholder meeting is moved more than 30 days before the anniversary of the Company’s Annual Meeting for the prior year, then notice of a stockholder proposal that is not intended to be included in the Company’s Proxy Statement under Rule 14a-8 must be received no earlier than the close of business 120 days prior to the meeting and not later than the close of business on the later of the following two dates:

•	90 days prior to the meeting; and

•	10 days after public announcement of the meeting date.

How may I recommend or nominate individuals to serve as directors?

You may recommend director candidates for consideration by the board’s nominating and corporate governance committee as described later in this Proxy Statement under “Corporate Governance — Candidates for the Board.” Generally, recommended candidates are considered at the first or second board meeting prior to the annual meeting.

In addition, the Company’s Bylaws permit stockholders to nominate directors for election at an annual stockholder meeting. To nominate a director, the stockholder must deliver the information required by the Company’s Bylaws. To nominate an individual for election at an annual stockholder meeting, the stockholder must give timely notice to the Company’s Corporate Secretary in accordance with the Company’s Bylaws, which, in general, require that the notice be received by the Company’s Secretary between the close of business on December 23, 2010 and the close of business on January 22, 2011, unless the annual meeting is moved by more than 30 days before the anniversary of the prior year’s annual meeting, in which case the deadline will be as described in the question above.

How may I obtain a copy of the Company’s Bylaw provisions regarding stockholder proposals and director nominations?

You may contact the Company’s Secretary at our principal executive offices for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. The Company’s Bylaws also are available on the Company’s website at www.celanese.com/index/ir _ index/ir _ corp _ governance.htm.

Date of our fiscal year end

This Proxy Statement provides information about the matters to be voted on at the Annual Meeting and also additional information about Celanese, its officers and directors. Some of the information is stated as of the end of fiscal year 2009, and some information is provided as of a more current date. Our fiscal year ends on December 31.

ITEM 1: ELECTION OF DIRECTORS

Director Nominees

Under the Company’s Bylaws, a director nominee must receive the affirmative vote of a majority of the votes cast at the Company’s Annual Meeting of Stockholders in order to be elected. The board believes this majority vote standard appropriately gives stockholders a greater voice in the election of directors than plurality voting does. Under Delaware law, an incumbent director who fails to receive the required vote “holds over,” or continues to serve as a director, until his or her successor is elected and qualified. In order to address this “holdover” issue, board policy requires an incumbent nominee who fails to receive the required vote to tender his or her resignation. Following receipt of such a resignation, the board will act on it within 90 days of the certification of the vote. In considering whether to accept or reject the resignation, the board will consider all factors it deems relevant, including the underlying reason for the vote result, the director’s contributions to the Company during his or her tenure, and the director’s qualifications. The board may accept or reject the resignation. Only independent directors will participate in the deliberations regarding a tendered resignation.

Our board of directors is divided into three classes serving staggered three-year terms. At the Annual Meeting you will elect three directors to serve for three years. Our board of directors has nominated Mr. David N. Weidman, Mr. Mark C. Rohr and Ms. Farah M. Walters to be elected as Class III directors at the Annual Meeting of Stockholders. The director nominees, Mr. Weidman, Mr. Rohr and Ms. Walters, have consented to be elected to serve as directors for the term of the Class III directors. Unless otherwise instructed, the Proxyholders will vote the proxies received by them for these three nominees. If any nominee of Celanese is unable or declines to serve as a director as of the time of the Annual Meeting, the board may designate a substitute nominee or reduce the size of the board. Proxies will be voted for any nominee who shall be designated by the present board of directors to fill the vacancy. If elected, Mr. Weidman, Mr. Rohr and Ms. Walters will serve until the 2013 Annual Meeting of Stockholders or until their successors are elected and qualified.

The name of each of our directors and certain information about them, as of the date of this Proxy Statement (except ages, which are as of the date of the annual meeting), is set forth below. Included in the information below is a description of the particular experience, qualifications, attributes and skills that led the board to conclude that each person below should serve as a director for the Company.

Mark C. Rohr, 58, has been a member of our board of directors since April 2007. He has been the Chairman, President and Chief Executive Officer of Albemarle Corporation since October 2002. Mr. Rohr served as Albemarle’s President and Chief Operating Officer from January 2000 through September 2002. Previously, Mr. Rohr served as Executive Vice President — Operations of Albemarle. Before joining Albemarle, Mr. Rohr served as Senior Vice President, Specialty Chemicals of Occidental Chemical Corporation. Mr. Rohr has served as a member of the board of directors, the audit committee and the environmental, health & safety committee of Ashland Inc. since 2008. He also serves on the executive committee of the American Chemical Council.

By virtue of his ten years as the chief executive of a leading chemical company, Mr. Rohr brings significant insight and broad industry experience to the board. In addition, his operations and global business experience, combined with a broad understanding of complex financial issues and governance, led the board to conclude that Mr. Rohr should serve as a director for the Company.

Farah M. Walters, 65, has been a member of our board of directors since May 2007. Since 2005, she has served as President and Chief Executive Officer of QualHealth, LLC, a healthcare consulting firm. From 1992 until her retirement in June 2002, Ms. Walters was the President and Chief Executive Officer of University Hospitals Health System and University Hospitals of Cleveland. She also serves as a member of the board of directors of PolyOne Corporation (since 1998), including as a member of the compensation committee and the financial policy committee. She previously served as the lead director (2006-2007), chairperson of both the compensation and governance committee and the 2005 CEO search committee, and a member of the environmental, health and safety committee of PolyOne. She was a member of the board of directors of Kerr McGee Corp. from 1993 until 2006. While a director at Kerr McGee, she served as a member of the executive committee, the chairman of the compensation committee, the chairman of the audit committee and a member of the governance committee. From 2003 to 2006, Ms. Walters was also a director, and a member of the compensation committee and the audit committee, of Alpharma, Inc.

Ms. Walters has substantial experience on public boards, including the board of another public chemical company, and management experience and leadership capabilities gained from her position as the CEO of a hospital system. She also has experience in the medical field, which is a growing business for the Company, and knowledge in the human resources area, particularly executive succession planning. Additionally, Ms. Walters has significant knowledge and experience in the area of corporate governance, gained in part through her service in several leadership positions on public company boards. As a result of this experience, the board concluded that Ms. Walters should serve as a director for the Company.

David N. Weidman, 54, has been our Chief Executive Officer and a member of our board of directors since December 2004. He became Chairman of the board of directors in February 2007. Mr. Weidman joined Celanese AG (the Company’s predecessor) in September 2000 where he held a number of executive positions, most recently Vice Chairman and a member of its board of management. Before joining Celanese AG, Mr. Weidman held various leadership positions with AlliedSignal, most recently as the President of its performance polymers business. Mr. Weidman began his career in the chemical industry with American Cyanamid in 1980. He is a member of the board of the American Chemistry Council, the National Advisory Council of the Marriott School of Management and the Society of Chemical Industry. He is also a member of the Advancement Counsel for Engineering and Technology for the Ira A. Fulton College of Engineering and Technology and a member of the board and Chairman of the finance committee of The Conservation Fund.

Mr. Weidman has extensive knowledge and understanding of the chemical industry gained from decades working in the industry in various positions of increasing responsibility. He also has extensive knowledge of the Company, its operation and strategy, holding executive positions in the Company and its predecessor for nearly 10 years. He remains actively involved in issues affecting the industry, including as a director of the American Chemistry Council. As a result, the board concluded Mr. Weidman should serve as a director for the Company.

Vote Required

Each director must receive a majority of the votes cast in favor of his or her election.

Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE
“FOR” THE NOMINEES LISTED ABOVE

Directors Continuing in Office

Class I Directors — Term Expires in 2011

Martin G. McGuinn, 67, has been a member of our board of directors since August 2006. He currently serves as a member of the board of directors (since 2007) and the audit committee as well as the chairman of the organization & compensation committee of The Chubb Corporation. He also serves as a member of the board of directors (since 2009), a member of the audit committee and the chairman of the compensation committee of iGATE Corporation. Mr. McGuinn serves as a member of the Advisory Board of CapGen Financial Group. From January 1999 until February 2006, he was Chairman and Chief Executive Officer of Mellon Financial Corporation, where he spent 25 years in a number of positions. Mr. McGuinn served a one-year term as Chairman of the Financial Services Roundtable from April 2003 to April 2004. He served as the 2005 President of the Federal Reserve Board’s Advisory Council. Mr. McGuinn also serves on several nonprofit boards including the Carnegie Museums of Pittsburgh and the University of Pittsburgh Medical Center.

Mr. McGuinn has more than 25 years of experience in the financial services industry, where he gained substantial management experience and leadership capabilities from his position as the chief executive officer of a large public banking institution. Additionally, his strong financial skills and expertise, including on the topics of capital markets and macroeconomics, and significant experience as a public company director, led the board to conclude that he should serve as a director.

Daniel S. Sanders, 70, has been a member of our board of directors since December 2004. He was President of ExxonMobil Chemical Company and Vice President of ExxonMobil Corporation from December 1999 until his retirement in August 2004. Prior to the merger of Exxon and Mobil, Mr. Sanders served as President of Exxon Chemical Company beginning in January 1999 and as its Executive Vice President beginning in 1998. Mr. Sanders is a member of the Advisory Board of Furman University and the Board of the Greenville Symphony. He is the past Chairman of the Board of the American Chemistry Council and past Chairman of the Society of Chemical Industry (American Section). He currently serves as a member of the board of directors (since 2004), a member of the governance committee, and chairman of the compensation committee of Arch Chemical, and a member of the board of directors (since 2005) and a member of the compensation committee and chairman of the safety, health and environmental committee of Nalco Holding Company. Mr. Sanders is the recipient of the 2005 Chemical Industry Medal awarded by the Society of Chemical Industry (American Section).

With over 43 years of experience in the chemical industry, Mr. Sanders brings broad management, operational and industry experience to the board. In particular, he gained extensive management and leadership knowledge from his previous executive positions at a leading public energy and chemical company. Additionally, his global experience and knowledge of compensation and governance gained from his career service on other public company boards led the board to conclude that Mr. Sanders should serve as a director for the Company.

John K. Wulff, 61, has been a member of our board of directors since August 2006. He is the retired Chairman of the board of directors of Hercules Incorporated, a position held from July 2003 until Ashland, Inc.’s acquisition of Hercules in November 2008. Prior to that time, he served as a member of the Financial Accounting Standards Board from July 2001 until June 2003. Mr. Wulff was previously Chief Financial Officer of Union Carbide Corporation from 1996 to 2001. During his fourteen years at Union Carbide, he also served as Vice President and Principal Accounting Officer from January 1989 to December 1995, and Controller from July 1987 to January 1989. Mr. Wulff was also a partner of KPMG and predecessor firms from 1977 to 1987. He currently serves as a member of the board of directors (since 2004), the chairman of the audit committee and a member of the governance and compensation committee of Moody’s Corporation. He is also the chairman of the audit committee and a member of the board of directors of Sunoco Incorporated (since March 2004) and a member of the audit committee and a member of the board of directors of Chemtura Corporation (since October 2009). Mr. Wulff served as a director of Fannie Mae from December 2004 to September 2008 and chairman of the nominating and governance committee.

By virtue of his 14 years of experience in the chemical industry, including management and financial knowledge as the former chief financial officer of a publicly traded chemical company, Mr. Wulff brings significant knowledge and broad industry experience to the board. He has a strong financial background gained through various auditing, executive and finance positions, and substantial experience in leadership positions as a director of several public companies. This experience and background led the board to conclude that Mr. Wulff should serve as a director for the Company.

Class II Directors — Term Expires in 2012

James E. Barlett, 66, has been a member of our board of directors since December 2004. He has been Vice Chairman of TeleTech Holdings, Inc. since October 2001. Mr. Barlett has been a member of the board of directors of TeleTech Holdings, Inc. since February 2000. He previously served as the Chairman (since 1997), President and Chief Executive Officer (since 1994) of Galileo International, Inc. until October 2001. Prior to joining Galileo, Mr. Barlett served as Executive Vice President for MasterCard International Corporation and was Executive Vice President for NBD Bancorp. Mr. Barlett also served as a member of the board of directors and the chairman of the audit committee of Korn/Ferry International from 1999 until September 2009.

Mr. Barlett’s management and leadership experience as a former chief executive officer of a public company, knowledge from leading a company through an initial public offering, and experience in previous executive positions at other public companies, led the board to conclude that Mr. Barlett should serve as a director for the Company. Additional factors supporting this conclusion include his strong finance and accounting background and knowledge in the human resources area.

David F. Hoffmeister, 55, has been a member of our board of directors since May 2006. Mr. Hoffmeister serves as the Chief Financial Officer of Life Technologies Corporation. From October 2004 to November 2008, he served as Chief Financial Officer and Leader of Global Finance of Invitrogen Corporation, which merged with Applied Biosystems in November 2008 to form Life Technologies Corporation. Before joining Invitrogen, Mr. Hoffmeister spent 20 years with McKinsey & Company as a senior partner serving clients in the healthcare, private equity and chemical industries on issues of strategy and organization. From 1998 to 2003, Mr. Hoffmeister was the leader of McKinsey’s North American chemical practice.

Mr. Hoffmeister has extensive experience in the chemical industry, having worked as a consultant to chemical clients for 20 years at a global management consulting firm. He has a strong finance background and currently serves as the chief financial officer of a global biotechnology company. These experiences coupled with his background with a leading business consulting firm led the board to conclude that Mr. Hoffmeister should serve as a director for the Company.

Paul H. O’Neill, 74, has been a member of our board of directors since December 2004. Mr. O’Neill has been a Special Advisor at The Blackstone Group L.P. since March 2003. Prior to that time, he served as U.S. Secretary of the Treasury from 2001 to 2002 and was Chief Executive Officer of Alcoa, Inc. from 1987 to 1999 and chairman of the board of directors from 1987 to 2000. Mr. O’Neill also served as a member of the board of directors from February 2003 to April 2006, a member of the audit committee from 2004 to 2006, a member of the executive compensation and development committee from 2003 to 2005 and a member of the governance committee from 2003 to 2004 of Eastman Kodak. He served as a member of the board of directors of Nalco Company from November 2003 to December 2007. Mr. O’Neill has served as a member of the board of directors of TRW Automotive Holdings Corp. since August 2003.

Mr. O’Neill has strong leadership skills, financial expertise and valuable macroeconomic insights gained as the U.S. Secretary of the Treasury and as the chief executive officer of a global public manufacturing company. Additionally, Mr. O’Neill brings broad knowledge of corporate and political governance gained through experience while in government and on boards of other public companies. As a result, the board concluded Mr. O’Neill should serve as a director for the Company.

Director Compensation in 2009

The Company uses both cash and stock-based compensation to attract and retain qualified directors to serve on our board of directors. In setting the compensation levels, the nominating and corporate governance committee considered the extent of time and the expertise required to serve on our board. Each non-management director is entitled to (i) an annual cash retainer of $85,000 (paid quarterly) and (ii) an annual equity retainer of $85,000 in restricted stock units (granted at the first regular board meeting following the Annual Meeting). In addition, the chair of the nominating and corporate governance committee, compensation committee and environmental, health & safety committee receives an annual fee of $10,000 and the chair of the audit committee receives an annual fee of $20,000. The presiding director receives no additional compensation for his services as such.

2009 Director Compensation Table

The table below is a summary of compensation earned and stock options and restricted stock units granted by the Company to non-management directors for the fiscal year ending December 31, 2009. Mr. David N. Weidman is not included in this table since he is an employee of the Company and receives no compensation for his services as director.

					Change in
					Pension
					Value and
					Nonqualified
	Fees Earned or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)(1)	($)(2)	($)(2)	($)	($)(3)	($)	($)

James E. Barlett	85,000	84,989	—	—	—	—	169,989
Paul H. O’Neill	95,000	84,989	—	—	208,217	578	388,784
Daniel S. Sanders	88,333	84,989	—	—	111,407	422	285,151
David F. Hoffmeister	105,000	84,989	—	—	—	—	189,989
John K. Wulff	95,000	84,989	—	—	76,309	2,243	258,541
Martin G. McGuinn	85,000	84,989	—	—	—	—	169,989
Mark C. Rohr	91,667	84,989	—	—	—	—	176,656
Farah M. Walters	85,000	84,989	—	—	79,005	500	249,494

(1)	Includes payment of an annual retainer and chair fees.

(2)	Represents the grant date fair value of long-term equity incentive awards under the Company’s 2009 GIP computed in accordance with FASB ASC Topic 718. For a discussion of the method and assumptions used to calculate such expense, see Note 20 to our Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009. As of December 31, 2009, each director owned the following number of stock options: James E. Barlett, 24,622, all of which are vested; Paul H. O’Neill, 24,622, all of which are vested; Daniel S. Sanders, 24,622, all of which are vested; David F. Hoffmeister, 25,000, of which 18,750 are vested; John K. Wulff, 25,000, of which 18,750 are vested; Martin G. McGuinn, 25,000, of which 18,750 are vested; Mark C. Rohr, 25,000, of which 6,250 are vested; Farah M. Walters, 25,000, of which 6,250 are vested.

(3)	Includes above-market earnings on amounts deferred under the 2008 Deferred Compensation Plan.

ITEM 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of the board of directors has selected KPMG LLP to audit our consolidated financial statements. During fiscal 2009 KPMG LLP served as our independent registered public accounting firm and also provided other audit-related and non-audit services which were approved by the audit committee.

Representatives of KPMG LLP will be present at the Annual Meeting and will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions from stockholders.

We are asking our stockholders to ratify the selection of KPMG LLP as our independent registered public accounting firm. Although ratification is not required by our Bylaws or otherwise, the board is submitting the audit committee’s selection of KPMG LLP to our stockholders for ratification as a matter of good corporate practice. Even if the selection is ratified, the audit committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders. If the appointment of KPMG LLP is not ratified, the audit committee will evaluate the basis for the stockholders’ vote when determining whether to continue the firm’s engagement.

Audit and Related Fees

Aggregate fees billed to the Company during the years ended December 31, 2009 and 2008 by its principal accounting firm KPMG LLP and KPMG LLP affiliates were as follows:

	Year Ended December 31,
	2009	2008

Audit Fees(1)	$6,310,500	$6,391,000
Audit-related Fees(2)	181,000	35,000
Tax Fees(3)	1,403,500	210,000
All Other Fees	—	—

Total Fees	$7,895,000	$6,636,000

(1)	For professional services rendered for the audits of consolidated financial statements of the Company (including the audit of internal controls over financial reporting), statutory audits and the review of the Company’s quarterly consolidated financial statements.

(2)	Primarily for professional services rendered in connection with consultation on financial accounting and reporting standards and employee benefit plan audits.

(3)	Primarily for professional fees related to technical assistance, the preparation of tax returns in non-US jurisdictions and assistance with tax audits and appeals.

Audit Committee Pre-approval Policy

The audit committee is responsible for appointing, retaining and pre-approving the fees of the Company’s independent registered public accounting firm. The audit committee has adopted a Policy for Pre-Approval of Independent Auditor Services (“Pre-Approval Policy”) pursuant to which proposed services may be pre-approved through the application of detailed policies and procedures (“general pre-approval”) or by specific review of each service (“specific pre-approval”). The audit committee has provided general pre-approval for certain specific types of audit, audit-related and tax services that do not exceed $100,000 per project and $1,000,000 per year in the aggregate and gives detailed guidance to management as to the specific services that are eligible for general pre-approval. The audit committee is to be informed on a timely basis of any services performed by the independent auditor pursuant to general pre-approval. Unless a type of service is included in this general pre-approval, it will require specific pre-approval. The annual audit services engagement terms and fees must be specifically pre-approved by the audit committee. Requests to provide services that require specific pre-approval must be submitted to the audit committee by both the independent registered public accounting firm and the chief financial officer or controller, and must include detailed back-up documentation and a joint statement as to whether the request or application is consistent with the SEC’s rule on auditor independence.

The audit committee may delegate its pre-approval authority to one or more of its members. The member or members to whom such authority is delegated must report any pre-approval decisions to the audit committee at its next scheduled meeting.

All services performed by our independent registered public accounting firm in 2009 were pre-approved by the audit committee.

Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS
VOTE “FOR” THE RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM FOR FISCAL YEAR 2010

OUR MANAGEMENT TEAM

Our executive officers are elected by the board of directors and hold office for such terms as determined by the board of directors. Set forth below is information regarding the current executive officers of the Company who are not also serving as directors:

James S. Alder, 61, has served as our Senior Vice President, Operations and Technical since February 2008. In this capacity he oversees our global manufacturing operations, as well as the Company’s overall productivity efforts, including Six Sigma and operational excellence. Mr. Alder previously served as our Vice President, Operations and Technical from 2000 to February 2008. Prior to 2000, Mr. Alder held various roles within the Company’s manufacturing, research and development, and business management operations. He joined Celanese in 1974 as a process engineer and received a Bachelor of Science degree in Chemical Engineering from MIT in 1970.

Christopher W. Jensen, 43, has served as our Vice President and Corporate Controller since March 2, 2009. From May 1, 2008 to March 2, 2009, he served as Vice President of Finance and Treasurer. In such capacity he had global responsibility for corporate finance, treasury operations, insurance risk management, pensions, technical accounting, and general ledger accounting. Mr. Jensen was previously the Assistant Corporate Controller from March 2007 through April 2008, where he was responsible for SEC reporting, internal reporting, and technical accounting. In his initial role at Celanese from October 2005 through March 2007, he built and directed the company’s technical accounting function. From August 2004 to October 2005, Mr. Jensen worked in the inspections and registration division of the Public Company Accounting Oversight Board. He spent 13 years of his career at PricewaterhouseCoopers LLP in various positions in both the auditing and mergers & acquisitions groups. Mr. Jensen earned master’s and bachelor’s degrees in accounting from Brigham Young University and is a Certified Public Accountant.

Sandra Beach Lin, 51, has served as our Corporate Executive Vice President with responsibility for the Company’s corporate social responsibility and sustainability programs since December 2009. Prior to that time, she had responsibility for the Company’s Advanced Engineered Materials and Consumer Specialties segments since February 2009. She was the Executive Vice President and President, Ticona from July 2007 through February 2009. From 2002 to 2007, Ms. Lin was group Vice President, Specialty Materials and Converting, at Avery Dennison Corporation. She has also held global leadership positions at Closure Systems International, a division of Alcoa, and at Honeywell International, including as president of Bendix Commercial Vehicle Systems. Ms. Lin currently serves as a member of the board of directors and the audit committee and nominating & governance committee of WESCO International, Inc. Ms. Lin received a Bachelor of Arts degree in business administration from the University of Toledo in 1980 and an MBA from the University of Michigan in 1982.

Douglas M. Madden, 57, has served as our Chief Operating Officer since December 2009. Prior to that time, Mr. Madden served as Corporate Executive Vice President with responsibility for the Company’s Acetyl Intermediates and Industrial Specialties Segments since February 2009. He was the Executive Vice President, and President, Acetate, EVA Performance Polymers and Emulsions & PVOH from 2006 through February 2009. Mr. Madden previously served as President of Celanese Acetate from October 2003 to 2006. Prior to assuming leadership for Celanese Acetate, Mr. Madden served as Vice President and General Manager of the acrylates business and head of global supply chain for Celanese Chemicals from 2000 to October 2003. Prior to 2000, Mr. Madden held various vice president level positions in finance, global procurement, and business support with the Hoechst Celanese Life Sciences Group, Celanese Fibers and Celanese Chemicals businesses. In 1990, he served as business director for Ticona’s GUR business and held prior responsibilities as director of quality management for Specialty Products. Madden started his career with American Hoechst Corporation in 1984 as manager of corporate distribution. His prior experience included operational and distribution management with Warner-Lambert and Johnson & Johnson. Mr. Madden received a Bachelor of Science degree in business administration from the University of Illinois.

Gjon N. Nivica, Jr., 45, has served as our Senior Vice President, General Counsel and Corporate Secretary since April 2009. Prior to that time, Mr. Nivica served as Vice President and General Counsel of the $5 billion Honeywell Transportation Systems business group from 2005 to 2009, during which time he also served as Deputy General Counsel and Assistant Secretary to Honeywell International Inc. Prior to that time, he was the Vice President and General Counsel to Honeywell Aerospace Electonic Systems from 2002 to 2005 and to Honeywell

Engines Systems and Services from 1996 to 2002. Mr. Nivica began his career in 1989 as a corporate associate in the Los Angeles office of Gibson, Dunn & Crutcher, where he specialized in acquisitions, divestitures and general corporate and securities work, before becoming M&A Senior Counsel to AlliedSignal Aerospace Inc. from 1994 to 1996. Mr. Nivica received his J.D., magna cum laude, from Boston University Law School.

Steven M. Sterin, 38, has served as our Senior Vice President and Chief Financial Officer since July 2007. Mr. Sterin previously served as our Vice President, Controller and Principal Accounting Officer from September 2005 to July 2007 and Director of Finance for Celanese Chemicals from 2003 to 2005 and Controller of Celanese Chemicals from 2004 to 2005. Prior to joining Celanese, Mr. Sterin worked for Reichhold, Inc., a subsidiary of Dainnippon Ink and Chemicals, Incorporated, beginning in 1997. There he held a variety of leadership positions in the finance organization before serving as Treasurer from 2000 to 2001 and later as Vice President of Finance, Coating Resins from 2001 to 2003. Mr. Sterin began his career at Price Waterhouse LLP, currently known as PricewaterhouseCoopers LLP. Mr. Sterin, a Certified Public Accountant, graduated from the University of Texas at Austin in May 1995, receiving both a Bachelor of Arts degree in business and a Masters degree in professional accounting.

Jay C. Townsend, 51, has served as our Senior Vice President, Business Development & Strategy since 2007. Mr. Townsend previously served as our Vice President of Business Strategy and Development from 2005 to 2006. Mr. Townsend joined Celanese in 1986 as a Business Analyst and has held several roles of increasing responsibility within the US and Europe. Mr. Townsend received his Bachelor of Science degree in international finance from Widener University in 1980.

Jacquelyn K. Wolf, 49, has served as our Senior Vice President, Human Resources since December, 2009. Prior to that time, she was the Executive Vice President, Chief Human Resources Officer for Comerica, Incorporated from January 2006 to December 2009. Ms. Wolf also held the position as Global Human Resources Director for General Motor’s Finance, Asset Management, and Economic Development & Enterprise Services organizations from May 1, 2002. Prior to this position, she supported the Information Systems & Services upon joining GM in July 2000 to January 2006. Before joining GM, she served as Vice President of Human Resources for Honeywell’s (previously AlliedSignal) Aerospace Market Segments in Phoenix, AZ. Prior to this role, she was Vice President, Human Resources at the Honeywell AlliedSignal Truck Brakes Division in Cleveland. Prior to Honeywell (AlliedSignal), she spent 12 years in human resource management and labor relations positions at the General Electric Corporation. Ms. Wolf earned a Ph.D. and a master’s degree in organizational & human systems from Fielding Graduate University (Santa Barbara, California), a master’s degree in management from Baker University (Overland Park, Kansas) and a bachelor’s degree in Organizational Communications from Youngstown State University (Youngstown, Ohio).

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Related Party Transaction Policies and Procedures

The board of directors of the Company has adopted a written policy that all “interested transactions” with “related parties” are subject to approval or ratification in accordance with the procedures set forth in the Company’s Related Party Transaction Policies and Procedures (the “Related Party Transaction Policy”). An interested transaction is a transaction or relationship in which the aggregate amount involved may be expected to exceed $120,000 since the beginning of the Company’s last fiscal year, the Company or any of its subsidiaries is a participant, and any related party will have a direct or indirect interest (other than solely as a result of being a director or a less than 10 percent beneficial owner of an equity interest in another entity). A related party is any person who is or was since the beginning of the last fiscal year an executive officer, director or nominee for election as a director; a greater than 5 percent beneficial owner of the Company’s Common Stock; or an immediate family member of any of these persons.

The audit committee reviews the material facts of all interested transactions that require the audit committee’s approval and either approves or disapproves of the entry into the interested transaction. In determining whether to approve or ratify an interested transaction, the audit committee takes into account, among other factors it deems appropriate, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

The audit committee has considered certain limited types of interested transactions with related persons that meet specified criteria that may arise and determined that each of them is deemed to be pre-approved under the terms of the Related Party Transaction Policy, including transactions with companies and charitable contributions to organizations at which a related party’s only relationship is as an employee, if the amount of the transaction or contribution generally is less than $1,000,000 and transactions involving competitive bids, regulated transactions and routine banking services. In addition, the audit committee has delegated to the Chair of the audit committee the authority to pre-approve or ratify (as applicable) any interested transaction with a related party in which the aggregate amount involved is expected to be less than $2,000,000. In connection with each regularly scheduled meeting of the audit committee, the Company’s chief financial officer generally is to provide the audit committee for its review a summary of each new interested transaction that has been deemed to be pre-approved pursuant to the Related Party Transaction Policy or that was pre-approved by the Chair of the audit committee. No director may participate in any discussion or approval of an interested transaction for which he or she is a related party, except that the director is to provide all material information concerning the interested transaction to the audit committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers to file with the SEC reports of their ownership and changes in their ownership of Common Stock. We received written representations from each such person that no Form 5 was due for 2009. To the best of our knowledge, in 2009, we believe that all required forms were filed on time with the SEC, with the following exceptions:

•	The Company filed one Form 4 late on behalf of each of Chris Jensen, Sandra Beach Lin, Paul O’Neill, Daniel Sanders, Farah Walters and John Wulff related to the acquisition of dividend equivalent rights;

•	The Company filed one Form 4 late on behalf of Sandra Beach Lin related to the vesting of an RSU grant and withholding of an amount of related RSUs by the Company to cover taxes; and

•	The Company filed two Forms 4 late on behalf of Paul O’Neill related to the acquisition of phantom stock under the 2008 Deferred Compensation Plan resulting from the deferral of quarterly director fees.

CORPORATE GOVERNANCE

The business and affairs of the Company are managed under the direction of the board of directors. The board believes that good corporate governance is a critical factor in achieving business success and in fulfilling the board’s responsibilities to stockholders. The board believes that its practices align management and stockholder interests. Highlights of our corporate governance practices are described below.

Strong corporate governance is an integral part of Celanese’s core values. Our Company’s corporate governance policies and procedures are available on the corporate governance portal of the Company’s investor relations website, www.celanese.com/index/ir _ index/ir _ corp _ governance.htm. The corporate governance portal includes the Company’s Corporate Governance Guidelines, Board Committee Charters, Global Business Conduct Policy, Financial Code of Ethics, and Stockholders’ Communications with the Board Policy. Any future modification or amendments to our Financial Code of Ethics, or any waiver of our Financial Code of Ethics, which applies to our Chief Executive Officer, Chief Financial Officer or Controller (Principal Accounting Officer) will be posted on the same website. We provide below specific information regarding certain corporate governance practices.

Composition of the Board of Directors

Our charter provides that the number of members of the board of directors shall be fixed by the board of directors, but shall be no less than seven and no more than fifteen. Currently we have nine directors. Our board of directors is divided into three classes. The members of each class serve for a three-year term, expiring at the Annual Meeting of Stockholders in the year shown below.

Class I – 2011	Class II – 2012	Class III – 2010

Martin G. McGuinn	James E. Barlett	David N. Weidman
Daniel S. Sanders	David F. Hoffmeister	Mark C. Rohr
John K. Wulff	Paul H. O’Neill	Farah M. Walters

Director Independence

The board of directors has adopted a standard of independence for directors. This standard incorporates all of the requirements for director independence contained in the NYSE listing standards. The listing standards of the NYSE require companies listed on the NYSE to have a majority of “independent” directors. The NYSE listing standards generally provide that a director is independent if the board affirmatively determines that the director has no material relationship with the Company directly or as a partner, stockholder or officer of an organization that has a relationship with the Company. In addition, a director is not independent if (1) the director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer of the Company; (2) the director or a member of the director’s immediate family has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company other than for service as a director and committee member, and pension or other forms of deferred compensation for prior service to the Company; (3) (a) the director is a current partner or employee of the Company’s independent auditor, (b) the director has an immediate family member who is a current partner of such firm, (c) the director has an immediate family member who is a current employee of the Company’s independent auditor and who personally works on the Company’s audit, or (d) the director or an immediate family member was within the last three years a partner or employee of the Company’s independent auditor and personally worked on the Company’s audit within that time; (4) the director or a member of the director’s immediate family is, or has been within the last three years, employed as an executive officer of another company where an executive officer of the Company serves or served on that company’s compensation committee; or (5) the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1,000,000, or 2% of such other Company’s consolidated gross revenues.

In addition, NYSE listing standards requires that we have a compensation committee and a nominating and corporate governance committee that are each composed of entirely independent directors with written charters addressing the committee’s purpose and responsibilities and that we evaluate annually the performance of these committees.

The Company reviews each of the directors against the Company’s Corporate Governance Guidelines, adopted by the board, and the independence requirements of the SEC and the NYSE to determine independence. The full text of the Guidelines can be found on the Company’s website, www.celanese.com/index/ir _ index/ir _ corp _ governance.htm. The board considers transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates.

The board has affirmatively determined that eight of our directors, Messrs. Barlett, Hoffmeister, McGuinn, O’Neill, Rohr, Sanders and Wulff and Ms. Walters, are independent of the Company and its management under the NYSE listing standards and the Company’s director independence standards. Mr. Weidman, our Chairman and CEO, is the only director who is not independent.

Board Meetings in 2009

Each of our directors is expected to devote sufficient time and attention to his or her duties and to attend all board, committee and stockholders’ meetings. The board of directors held 8 meetings during 2009. All directors attended at least 75% of the aggregate of (i) meetings of the board and (ii) meetings of the committees on which they served during the fiscal year ended December 31, 2009. Although we do not have a formal policy requiring then to do so, we encourage our directors to attend the Annual Meeting and expect that they will do so. All of our directors attended the Annual Meeting of Stockholders in 2009.

Board Leadership Structure

Meetings of our board of directors are presided over by the Chairman of the Board. Our Bylaws do not require that the Chairman be independent of the Company and currently Mr. Weidman, our CEO, serves as Chairman. While the board regularly considers the separation of the Chairman/CEO roles, we believe that in order for the Company to succeed in executing its strategy it is important that these two roles be in sync as closely as possible.

Having a combined Chairman/CEO allows the CEO to better understand and meet the needs of the board and allows the Chairman to better understand the Company’s day-to-day situation.

Each member of our board of directors is sophisticated and has significant business experience. We believe that their independence is not adversely affected by having a combined Chairman/CEO.

Additionally, in order to eliminate any potential conflict of interest, the board has designated an independent Presiding Director. The Presiding Director presides over executive sessions of the board, which are conducted at least quarterly. In addition, the Presiding Director has the following responsibilities:

•	Approving board meeting agendas

•	Approving board meeting schedules

•	Calling meetings of the independent directors, as necessary

The Presiding Director during the period from the 2009 Annual Meeting of Stockholders through the 2011 Annual Meeting of Stockholders is Mr. Rohr. Under the Company’s current procedure, the role of Presiding Director rotates biennially among the chairs of the standing board committees at the first meeting of the board of directors following the Annual Meeting of Stockholders. Following the 2011 Annual Meeting of Stockholders the Presiding Director will be the chairperson of the environmental, health & safety committee.

Committees of the Board

The board of directors has 4 standing board committees: audit, compensation, nominating and corporate governance, and environmental, health & safety committees. The following table sets forth the composition of our committees.

Audit Committee

The Company’s audit committee is comprised of Mr. Hoffmeister (Chairman), Mr. Barlett and Mr. McGuinn, each of whom the board has affirmatively determined are independent of the Company and its management under the rules of the NYSE and the SEC. The board has also determined that all members of the audit committee are independent and “audit committee financial experts” as the term is defined in Item 407(d)(5) of Regulation S-K. The Audit Committee held 11 meetings during 2009. The complete text of the Audit Committee Charter, adopted by the board of directors on October 23, 2008, is available from the Company’s investor relations website at www.celanese.com/index/ir _ index/ir _ corp _ governance.

The audit committee is directly responsible for the appointment, compensation and oversight of the work of the Company’s independent auditors. The independent auditors report directly to the audit committee. The principal purposes of the audit committee are to oversee:

•	accounting and reporting practices of the Company and compliance with legal and regulatory requirements regarding such accounting and reporting practices;

•	the quality and integrity of the financial statements of the Company;

•	internal control and compliance programs;

•	the independent auditor’s qualifications and independence; and

•	the performance of the independent auditors and the Company’s internal audit function.

Audit Committee Report

The audit committee of the board of directors assists the board in fulfilling its oversight responsibilities with respect to the external reporting process and the adequacy of the Company’s internal controls. Specific responsibilities of the audit committee are set forth in the Audit Committee Charter.

Company management is responsible for the Company’s internal controls and the financial reporting process. The independent registered public accounting firm KPMG is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those audited financial statements with generally accepted accounting principles in the United States of America. The audit committee monitors the Company’s financial reporting process and reports to the board of directors on its findings.

The audit committee reviewed and discussed with Company management and KPMG the audited financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009. The audit committee also discussed with KPMG the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The audit committee has received from KPMG the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with KPMG its independence.

The audit committee has also considered whether the provision to the Company by KPMG of limited non-audit services is compatible with maintaining the independence of KPMG. The audit committee has satisfied itself as to the independence of KPMG.

Based on the audit committee’s review and discussions described above, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

This report was submitted by the audit committee,

David F. Hoffmeister, Chairman
Martin G. McGuinn
James E. Barlett

The audit committee report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing under the Securities Act of 1933, or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the audit committee report by reference therein.

Compensation Committee

The Company’s compensation committee is comprised of Mr. Wulff (Chairman), Mr. Sanders, and Ms. Walters. The board has determined that all members of the compensation committee are independent under Rule 16b-3 under the Securities Exchange Act of 1934. The compensation committee held 9 meetings during 2009. The complete text of the Compensation Committee Charter, adopted by the board of directors on October 23, 2008, is available on the

Company’s investor relations website at www.celanese.com/index/ir _ index/ir _ corp _ governance. A description of the compensation committee’s processes and procedures for determining executive compensation is more fully described in “Executive Compensation Discussion and Analysis.”

The principal purposes of the compensation committee are to:

•	review and approve the compensation of the Company’s executive officers;

•	review and approve the corporate goals and objectives relevant to the compensation of the CEO, and to evaluate the CEO’s performance and compensation in light of such established goals and objectives; and

•	oversee the development and implementation of succession plans for the CEO and the other key executives.

Risk Assessment of Compensation Practices

It is the Company’s policy to regularly monitor its compensation policies and practices to determine whether its risk management objectives are being met and to adjust those policies and practices to address any incentives that are determined to encourage risks that are reasonably likely to have a material adverse effect on the Company and any changes in its risk profile. With respect to the compensation of its executives, the compensation committee, with the input of the compensation consultant and management, takes into consideration whether any such programs may incentivize excessive risk behavior. As part of these considerations and consistent with its compensation philosophy, the Company’s compensation programs, particularly its annual and long-term incentive programs, are designed to provide incentives for the executives to achieve the Company’s objectives without encouraging excessive risk taking because:

•	the Company’s incentive plans utilize a mix of short-term and long-term performance measures, which provide executives with short-term incentive to improve the Company’s results while also providing a significant incentive to maintain those results for the long-term;

•	a significant portion of our most senior executives’ incentive compensation consists of stock-based compensation, which when coupled with the Company’s stock ownership policy, encourages long-term equity ownership by the executives, aligning their interests with the Company’s shareholders;

•	the financial metrics utilized under each of the plans are designed to reflect measures of shareholder value over multiple years or annual operational performance that the compensation committee believes will tend to create long-term shareholder value;

•	various non-financial metrics (such as achievement of environmental, health and safety goals) are used as part of the process of determining compensation;

•	in determining the exact mix of compensation from year to year, the compensation committee intends to provide awards that provide an appropriate level of “market risk” that does not encourage excessive risk taking; and

•	compensation payment opportunities that may be excessive are avoided due to the limits placed on the amount of incentive payments that may be earned.

As noted in the Compensation Discussion and Analysis below, in December 2008, the compensation committee determined that reducing the amount of “market risk” in our executive compensation program by granting performance-based RSU awards and time-vesting cash awards would discourage excessive risk-taking by the Company’s management. The Company does not believe that it made any other material adjustments to its compensation policies or practices as a result of changes in risk profile during 2009. With respect to compensation of employees other than executives, under the direction of the compensation committee, management has reviewed the Company’s compensation policies and practices to determine whether those policies and practices encourage excessive risk-taking. The Company’s compensation programs for employees other than executives are designed to incentivize employees to demonstrate the courage to make decisions that benefit the Company as a whole, while accepting personal accountability and avoiding unnecessary risk.

Compensation Committee Interlocks and Insider Participation

No member of the compensation committee was at any time during 2009 employed as an employee or officer of the Company or had any relationship with the Company requiring disclosure as a related-party transaction.

In addition, no executive officer of the Company has served on the board of directors or compensation committee of any other entity that has one or more executive officers who served as a member of our board of directors or compensation committee during 2009.

Nominating and Corporate Governance Committee

The Company’s nominating and corporate governance committee is comprised of Mr. Rohr (Chairman), Mr. O’Neill and Ms. Walters. The board has determined that all members of the nominating and corporate governance committee are independent. The nominating and corporate governance committee held 2 meetings during 2009. The completed text of the Nominating and Corporate Governance Charter, adopted by the board of directors on February 5, 2009, is available on the Company’s investor relations website at website at www.celanese.com/index/ir _ index/ir _ corp _ governance.

The principal purposes of the nominating and corporate governance committee are to:

•	identify, screen and review individuals qualified to serve as directors and recommend candidates for nomination for election at the annual meeting of stockholders or to fill board vacancies;

•	develop and recommend to the board and oversee implementation of the Company’s Corporate Governance Guidelines;

•	oversee evaluations of the board; and

•	recommend to the board nominees for the committees of the board.

Environmental, Health & Safety Committee

The Company’s environmental, health & safety committee is comprised of Mr. O’Neill (Chairman), Mr. Rohr, Mr. Sanders and Mr. Weidman. The environmental, health & safety committee assists the board in fulfilling its oversight duties, while Company management retains responsibility for assuring compliance with applicable environmental, health and safety laws and regulations. The environmental, health & safety committee held 3 meetings during 2009. The complete text of the Environmental, Health & Safety Committee Charter, adopted by the board of directors on November 2, 2006, is available on the Company’s investor relations website at www.celanese.com/index/ir _ index/ir _ corp _ governance.

The principal purposes of the environmental, health & safety committee are to:

•	oversee the Company’s policies and practices concerning environmental, health and safety issues;

•	review the impact of such policies and practices of the Company’s corporate social responsibilities, public relations and sustainability; and

•	make recommendations to the board regarding these matters.

Candidates for the Board

The board of directors and the nominating and corporate governance committee consider candidates for board membership suggested by the board or nominating and corporate governance committee members, as well as by management and stockholders. The Nominating and Corporate Governance Committee Charter provides that the nominating and corporate governance committee may, from time to time, retain legal, accounting or other consultants or experts the nominating and corporate governance committee deems necessary in the performance of its duties, including, in its process of identifying director candidates.

Nominee Assessment and Diversity

The nominating and corporate governance committee’s assessment of a proposed director candidate will include a review of the person’s judgment, experience, independence, understanding of the Company’s business or other related industries and such other factors as the nominating and corporate governance committee considers important, which are expected to contribute to an effective board, including the following qualities:

•	leadership experience in business or administrative activities

•	specialized expertise in the chemical industry

•	breadth of knowledge about issues affecting the Company

•	ability to contribute special competencies to board activities

•	personal integrity

•	loyalty to the company and concern for its success and welfare and willingness to apply sound independent business judgment

•	awareness of a director’s vital part in the Company’s good corporate citizenship and corporate image

•	time available for meetings and consultation on Company matters

•	willingness to assume fiduciary responsibilities

•	be intelligent, thoughtful and analytical

•	possess knowledge about compensation and human resources practices

•	be free of actual or potential conflicts of interest

•	have experience serving on boards of public companies

•	be familiar with regulatory and governance matters

Although the Company does not have a formal policy on board diversity, when considering board candidates, the nominating and corporate governance committee strives to achieve a balance of knowledge, experience and perspective such that the Company’s board reflects a diversity of backgrounds and experiences.

Nominee Recommendations

The nominating and corporate governance committee will consider recommendations for director nominees made by stockholders. Stockholder recommendations should be sent to:

Celanese Corporation
Board of Directors
1601 West Lyndon B. Johnson Freeway
Dallas, Texas 75234
Attn: Corporate Secretary

Generally, recommended candidates are considered at the first or second board meeting prior to the annual meeting. No candidates were recommended by stockholders during 2009.

The nominating and corporate governance committee considers individuals recommended by stockholders in the same manner and to the same extent as it considers director nominees identified by other means. The Chairman of the nominating and corporate governance committee will make exploratory contacts with those nominees whose skills, experiences, qualifications and personal attributes satisfy those that the nominating and corporate governance committee has identified as essential for a nominee to possess, as described above. Then, an opportunity will be arranged for the members of the nominating and corporate governance committee or as many members as can do so to meet the potential nominees. The nominating and corporate governance committee will then select a nominee to recommend to the board of directors for consideration and appointment. Board members appointed in this manner will serve, absent unusual circumstances, until their election by our stockholders at the next annual meeting of stockholders. The board and the nominating and corporate governance committee have not received director nominations from any stockholders outside the board or the nominating and corporate governance committee.

Stockholder Communications with the Board

The board of directors has adopted the following procedure in accordance with the requirements of the SEC for stockholders to communicate with the board and its members. Stockholders and other parties interested in communicating directly with the non-management directors as a group or the board may do so by sending their communications to:

Celanese Corporation
Board of Directors
1601 West Lyndon B. Johnson Freeway
Dallas, Texas 75234
Attn: Corporate Secretary

All stockholder communications received by the Corporate Secretary will be delivered to one or more members of the board as appropriate, as determined by the Corporate Secretary. Notwithstanding the foregoing, the Corporate Secretary will maintain for the benefit of the board for a period of two years following the receipt of any communication, a record of all stockholder communications received in compliance with this policy.

Members of the board may review this record of stockholder communications upon their request to the Corporate Secretary. In addition, the receipt of any accounting, internal controls or audit-related complaints or concerns will be directed to the Chairman of the audit committee.

Board Oversight of Risk Management

The board has delegated to the audit committee the responsibility for overseeing the Company’s risk management process. Management reviews and discusses annually with the audit committee and the full board the process by which management and the board assess and manage the Company’s most significant business risks. Additionally, on an ongoing basis, senior management, including the CFO, provides updates to the audit committee on risk management policies and process compliance. This process for overseeing risk has been used to manage the significant categories of risks to which the Company is exposed.

While the board has delegated to the audit committee the responsibility for overseeing the Company’s risk management process, the board has also recently assigned oversight for each principal category of risk to either the full board, the audit committee or one of the board’s other standing committees. The following table shows the assignments by major category.

Risk Management Assignments

Risk Category	Board Oversight Body

Business and Corporate Development & Strategy	Full Board
Capital Structure, Operating Performance, Country Risk	Full Board
Risk Assessment and Management Policies and Guidelines	Audit
Litigation Exposure, IT Strategy & Business Continuity, Insurance Coverage	Audit
Business Conduct Policy Compliance	Audit
Treasury and Tax Strategy	Audit
Executive Succession, Talent, Pension and Other Retirement Obligations	Compensation
Environmental Exposure and Regulatory Changes, Production/Reliability	EHS
Changes in Corporate Laws, Corporate Governance Strategy	N&CG

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The following section is our Compensation Discussion and Analysis (“CD&A”). This section provides an overview of the Company’s compensation programs and how pay is determined for our CEO and the other executive officers named in the Summary Compensation Table on page 49 (collectively, our “named executive officers”). Our named executive officers for 2009 were:

David N. Weidman	Chairman and Chief Executive Officer
Steven M. Sterin	Senior Vice President and Chief Financial Officer
Douglas M. Madden	Chief Operating Officer
Sandra Beach Lin	Corporate Executive Vice President
Gjon N. Nivica, Jr.	Senior Vice President, General Counsel and Corporate Secretary

The Company’s compensation program for the named executive officers consists primarily of (i) long-term equity compensation in the form of both time-based and performance-based restricted stock units (“RSUs”), and (ii) cash compensation in the form of base salary and annual performance bonus awards. Each year, the compensation committee, which is made up entirely of independent directors, determines the total amount and appropriate mix of compensation for the Company’s executive officers, including the named executive officers.

The compensation committee is committed to paying for performance and strives to implement programs that are aligned with Company and individual goals. To attract and retain top talent, target compensation is set around the median of the Company’s peer group (as discussed in “Performance Assessment and Individual Compensation Decisions — Setting Total Compensation”), and a significant portion of total direct compensation is dependent upon both the Company’s and an individual officer’s actual performance as measured against annual and long-term performance goals approved by the board of directors.

The Company’s Operating EBITDA fell from $1,164 million in 2008 to $847 million in 2009. As a result of the Company’s performance, the annual performance bonus plan paid at approximately 80.5% of target for our corporate shared services group. Based on business unit performance, as well as individual performance, individual annual performance bonus awards were adjusted up or down accordingly.

Despite the drop in Operating EBITDA resulting primarily from adverse economic conditions, the share price of the Company’s Common Stock rose significantly and the Company’s one-year total stockholder return (“TSR”), which is measured by the change in our stock price plus dividends paid, was 159% for 2009.

Benefits provided to the named executive officers are generally consistent with those provided to other salaried employees of the Company including health plans and retirement benefits.

We have organized our CD&A into the following sections:

Oversight of the Executive Compensation Process.  This section describes the respective roles and responsibilities of the compensation committee, the compensation committee’s independent compensation consultant and our management in determining the types of programs that the Company maintains for executive officers. This section also describes who has responsibility for making individual executive pay decisions.

Compensation Philosophy and Elements of Pay.  This section describes the principles that guide our compensation programs, including how competitive pay ranges and individual target compensation levels are established and how our executive compensation programs work. This section includes our rationale for maintaining competitive, performance-based compensation programs and how each element of compensation is linked to our compensation philosophy.

Performance Assessment and Individual Compensation Decisions.  This section describes how individual compensation decisions are made. Specifically, this section describes how annual performance bonus award and target long-term incentive award values are determined for the CEO and the other named executive officers.

Additional Information Regarding Executive Compensation.  This section includes an overview of other important executive compensation programs and policies, including employment agreements, change-in-control agreements, and the Company’s stock ownership guidelines.

Oversight of the Executive Compensation Process

The compensation committee is responsible for determining the compensation programs that the Company offers, and for determining both target and actual pay levels for our CEO and other named executive officers. Our compensation committee is comprised entirely of independent directors (as defined under NYSE listing standards).

As more fully described in its charter, the compensation committee has responsibility for: (i) the review and approval of corporate and business unit goals and objectives relevant to the compensation of our CEO and other executive officers, (ii) the evaluation of the performance of our CEO and other executive officers in light of his or her goals and objectives, (iii) the review and final approval of the compensation of our CEO and other executive officers, (iv) the review and approval of incentive and equity-based compensation plans and all grants of awards under such plans, and (v) the oversight of the succession plans for the CEO and other key employees. The compensation committee’s full charter is available online at www.celanese.com/celanese_compensation_committee_charter.pdf.

The Role of the Compensation Consultant in Making Decisions

The compensation committee has retained Mercer LLC (“Mercer”) as its independent outside compensation consultant to advise it in connection with executive compensation matters. During 2009, Mercer regularly attended compensation committee meetings as requested by its chair, Mr. Wulff, and reported directly and exclusively to the compensation committee on matters relating to compensation for the Company’s named executive officers. During 2009, the compensation committee requested that Mercer:

•	review and provide guidance on compensation plan design;

•	review the composition of our peer group and recommend modifications;

•	conduct an analysis of compensation for our named executive officers and certain other senior executives, and assess how target and actual compensation aligned with the Company’s philosophy and objectives; and

•	provide market data, historical compensation information, internal equity comparisons, competitive practice information and recommendations regarding appropriate comparator groups, compensation trends and compensation strategy.

In carrying out these tasks on behalf of the compensation committee, Mercer consulted with certain executives, including the CEO and the Senior Vice President, Human Resources, as necessary and appropriate. During fiscal year 2009, Mercer did not provide any material services to the Company or its senior management other than those provided in connection with its engagement by the compensation committee.

The Role of Management in Making Decisions

The compensation committee regularly meets with the CEO and the Senior Vice President, Human Resources to receive reports and recommendations regarding the compensation of our executive officers other than the CEO. In particular, at the commencement of 2009 the CEO submitted recommendations to the compensation committee on the base salary to be offered to each executive officer for 2009. These recommendations were developed in consultation with the Senior Vice President, Human Resources and accompanied by market data prepared by our compensation consultant. In addition, in February 2010, Mr. Weidman submitted recommendations to the compensation committee on the actual payout percentage of the 2009 annual performance bonus award for each of the other executive officers. Such recommendations were based on Mr. Weidman’s assessment of (i) such executive officer’s contribution to the achievement of the Company’s goals and objectives and (ii) such officer’s achievement of his or her individual goals and objectives. Mr. Weidman does not make any recommendations to the compensation committee regarding his own compensation. Although the compensation committee considered Mr. Weidman’s recommendations, the final decisions regarding both the base salary and the actual payout percentage of the annual performance bonus award of each executive officer were made by the compensation committee.

Compensation Philosophy and Elements of Pay

Compensation Philosophy.  Since our initial public offering in 2005, our compensation programs have changed significantly, and they continue to evolve to meet the needs of a growing public company. Our pre-IPO compensation programs were focused on delivering higher cash compensation and a more highly leveraged long-term compensation model (i.e. — greater use of stock options) than is typically seen in a public company. While awards continue to remain outstanding under the IPO-related compensation programs, we have modified our programs to reflect an approach that is more typical among comparable public companies. Currently our focus as a company is to deliver continued earnings growth and superior value creation for our stockholders. To that end, we believe that a balanced offering of competitive base salary, annual performance-based incentives and long-term incentives that incorporate a mix of performance goals and retention value present an overall pay package that is both attractive to executives and aligned with the best interests of our stockholders.

Compensation Objectives.  Our compensation programs are designed to provide significant variability based on individual and Company performance. At the same time, these programs are intended to be sufficiently competitive with our peer companies so as to attract and retain highly qualified personnel. The key components of our compensation programs may be best understood by reviewing the objectives they address. At the highest level, our objectives are to be:

•	Competitive — we strive to provide performance incentives and total direct compensation opportunities that are informed by a review of the compensation practices and pay levels of companies with which we compete for talent;

•	Performance-based — we reward individual, business unit and Company performance when established short- and long-term goals are met or exceeded;

•	Aligned with Stockholders — we provide incentives that encourage long-term increases in stockholder value by delivering a significant portion of executive compensation in the form of equity-linked incentives;

•	Focused on Talent — our programs are designed to attract, motivate and retain key executives.

To further increase the alignment of management and stockholder interests, named executive officers and other senior level executives are required to reach and maintain a minimum level of equity ownership in the Company over time. These ownership requirements are presented in more detail under “Executive Stock Ownership Requirements.”

Elements of Compensation.  The table below summarizes the current elements of our compensation programs and how each element supports the Company’s compensation objectives:

Compensation Element	Description		Link to Objective

Base Salary	•	Fixed level of compensation	•	Competitive pay opportunity

	•	Determined within a competitive range established through independent analysis

Annual Performance Bonus Award	•	Performance-based cash incentive opportunity	• •	Competitive pay opportunity Performance-based awards
	•	Together with base salary, provides a competitive total annual cash opportunity (at target levels of performance)

Stock Options	•	Variable pay based on potential increase in the stock price over time	• • •	Stockholder alignment Focus on talent Competitive pay opportunity

Performance-vested Restricted Stock Units (PRSUs)	•	Long-term performance plan (three-year performance period)	• •	Focus on talent Stockholder alignment
	•	Plan measures include (i) Operating EBITDA and (ii) Total Stockholder Return relative to the Company’s Long-term Performance Plan peer group	• •	Performance-based awards Competitive pay opportunity

Time-vested Restricted Stock Units (RSUs)	•	Awards of RSUs that vest over time (minimum three-year vesting)	• • •	Focus on talent Stockholder alignment Retention

Retirement Plans	•	Celanese Americas Retirement Savings Plan: tax-qualified defined contribution plan	• •	Focus on talent Competitive pay opportunity

	•	Celanese Americas Retirement Pension Plan: tax-qualified defined benefit plan

Severance Arrangements	•	Change in Control Agreement	• • •	Focus on talent Stockholder alignment Competitive pay opportunity

Base Salary

The compensation committee has determined that it is not in the best interests of the Company to enter into employment agreements with the CEO or any other executive officer of the Company. Instead, the CEO and the other executive officers are considered “at-will” employees and the compensation committee annually reviews and approves the base salaries for the CEO and each of the other executive officers. In making a determination of the appropriate level of an executive officer’s base salary, the compensation committee considers a number of factors, including (i) the scope, complexity, and financial or business impact of the executive’s position, (ii) the executive’s level or expertise, experience and individual performance, (iii) how the executive’s base salary compares to that of the Company’s other executives, and (iv) how the executive’s base salary compares to the base salary of similarly situated executives at companies in our peer group. As further discussed in “Performance Assessment and Individual Compensation Decisions — Setting Total Compensation — Total Compensation”, for any given executive, we generally target the median of base salaries paid to similarly situated executives at companies in our peer group; however, as a result of the factors mentioned above, base salaries may actually be set higher or lower than the median when appropriate.

Annual Performance Bonus Awards

A target annual performance bonus award, expressed as a percentage of annual base salary, is set for each executive officer based upon his or her salary grade level. Annual bonus targets range from 100% of annual base pay for the CEO to 80% for Salary Level 1 officers (Mr. Madden and Ms. Lin) and 70% for Salary Level 2 officers (Mr. Sterin and Mr. Nivica). The actual annual performance bonus award that an executive officer receives is based upon: (i) the achievement by the Company (and in the case of business unit heads, the achievement by such business unit) of certain business, financial and safety performance targets and (ii) the achievement by the executive officer of personal objectives established for him or her at the beginning of the year.

An executive officer is eligible to receive an annual performance bonus award ranging from 0% — 200% of his or her target annual performance bonus award (e.g. — up to 200% of base salary in the case of the CEO) depending on the Company’s achievement of its performance targets (as described below). Once an executive officer’s eligible performance bonus award is determined in accordance with the Company’s achievement of its performance targets, the actual payout of such bonus award can range from 0% — 200% of the eligible amount (e.g. — 400% of base salary in the case of the CEO), based upon such executive officer’s achievement of individual objectives and a qualitative assessment of the executive officer’s overall performance by our CEO (or, in the case of the CEO, by the compensation committee). The actual payout percentage for each executive officer (other than the CEO) is recommended to the compensation committee by Mr. Weidman, based on Mr. Weidman’s assessment of the satisfactory completion of the various individual objectives and can range from 0% — 400% of the target performance bonus award for such executive. The compensation committee then sets the actual payout percentage for each executive officer.

Company Goals and Objectives.  The annual performance bonus awards for 2009 are based upon the Company’s achievement of incremental levels of Operating EBITDA, Trade Working Capital (Accounts Receivable + Inventory — Accounts Payable), and environmental, health and safety (EHS) goals. Within each of these performance metric areas, there are three incremental performance levels, which are referred to internally as threshold, target and stretch. No annual performance bonus will be paid unless the Company meets or exceeds the threshold level of Operating EBITDA. During 2009 the target annual performance bonus awards and the measurement level for each of the named executive officers were as follows:

	Target Annual
	Performance Bonus	2009 Performance Metrics	Mix of Business
	(% of Base Salary)	and Relative Weight	Unit and Total Company Metrics

David N. Weidman	100%	65% Operating EBITDA	100% Total Company
		25% Working Capital
		10% EHSA

Steven M. Sterin	70%	65% Operating EBITDA	100% Total Company
		25% Working Capital
		10% EHSA

Douglas M. Madden	80%	65% Operating EBITDA
		25% Working Capital	40% Total Company(1)
		10% EHSA	60% Business Unit

Sandra Beach Lin	80%	65% Operating EBITDA
		25% Working Capital	40% Total Company(2)
		10% EHSA	60% Business Unit

Gjon N. Nivica, Jr.	70%	65% Operating EBITDA	100% Total Company
		25% Working Capital
		10% EHSA

(1)	For the period from January 1, 2009 to February 24, 2009, Mr. Madden served as our Executive Vice President, with responsibility for our Emulsions, EVA Performance Polymers, PVOH, Nutrinova, and Acetate business units. On February 24, 2009 Mr. Madden was appointed as our Corporate Executive Vice President with responsibility for our Acetyl Intermediates, Emulsions, EVA Performance Polymers and PVOH business units. As a result, for purposes of measuring performance, the appropriate business level was (i) for the period from January 1, 2009 to February 28, 2009, 40% total company and 60% Emulsions, EVA Performance Polymers, PVOH, Nutrinova and Acetate, and (ii) for the period from March 1, 2009 to December 31, 2009, 40% total company and 60% Acetyl Intermediates, Emulsions, EVA Performance Polymers and PVOH.

(2)	For the period from January 1, 2009 to February 24, 2009, Ms. Lin served as our Executive Vice President with responsibility for our, Advanced Engineering Materials business units. On February 24, 2009 Ms. Lin was appointed as our Corporate Executive Vice President with responsibility for our Advanced Engineering Materials, Nutrinova and Acetate business units. As a result, for purposes of measuring performance, the appropriate business level was (i) for the period from January 1, 2009 to February 28, 2009, 40% total company and 60% Advanced Engineering Materials, and (ii) for the period from March 1, 2009 to December 31, 2009, 40% total company and 60% Advanced Engineering Materials, Nutrinova and Acetate.

For purposes of calculating annual performance bonus awards, these terms are defined as follows:

•	Operating EBITDA is defined as operating profit from continuing operations, plus equity in net earnings from affiliates, other income and depreciation and amortization, and further adjusted for other charges and adjustments.

•	Trade Working Capital is defined as (1) third-party accounts receivable divided by net sales plus (2) inventory divided by net sales minus (3) third-party accounts payable divided by net sales.

•	EHS includes our OSHA Incident Rate (“OIR,” which is defined as the ratio of OSHA recordable injuries per 200,000 employee work hours) and our Lost Time Injuries Rate (“LTIR,” which is defined as the ratio of lost time injuries per 200,000 employee work hours).

The targets are based in the operating budget approved by the compensation committee, as adjusted for acquisitions and divestitures. The 2009 threshold, target and stretch performance levels, as well as the actual performance levels, for our performance measures were:

	2009
	Actual	Threshold	Target	Stretch

Operating EBITDA ($MM)	847	610	1,017	1,220
Trade Working Capital (A/R + Inventory)	23.6%	23.8%	23.2%	22.9%
Trade Working Capital (A/P)	11.2%	10.9%	11.2%	11.4%
EHS (OIR)	0.23	0.34	0.25	0.22
EHS (LTIR)	0.01	0.07	0.06	0.02

Business units within Celanese utilize the same performance metrics as the Company overall, but with performance targets specific to the operating unit. The Lost Time Injuries Rate (“EHS (LTIR)”) is measured at the

Company level and applies equally to the business units. Annual performance bonus metrics for the Company’s business units, along with actual 2009 performance levels, are presented below:

	2009
	Actual	Threshold	Target	Stretch

Acetyl Intermediates:
Operating EBITDA ($MM)	357	317	528	634
Trade Working Capital (A/R + Inventory)	24.4%	24.6%	24.0%	23.7%
Trade Working Capital (A/P)	11.2%	10.9%	11.2%	11.4%
EHS (OIR)	0.11	0.28	0.16	0.13
Advanced Engineered Materials:
Operating EBITDA	134	120	200	240
Trade Working Capital (A/R + Inventory)	26.7%	24.9%	24.4%	24.0%
Trade Working Capital (A/P)	11.2%	10.9%	11.2%	11.4%
EHS (OIR)	0.12	0.39	0.33	0.28
Acetate:
Operating EBITDA	302	155	259	311
Trade Working Capital (A/R + Inventory)	21.5%	21.7%	21.2%	20.9%
Trade Working Capital (A/P)	11.2%	10.9%	11.2%	11.4%
EHS (OIR)	0.53	0.25	0.20	0.15
Nutrinova:
Operating EBITDA	46	37	62	74
Trade Working Capital (A/R + Inventory)	27.3%	22.2%	21.7%	21.4%
Trade Working Capital (A/P)	11.2%	10.9%	11.2%	11.4%
EHS (OIR)	0.00	0.79	0.00	0.00
EVA Performance Polymers (formerly AT Plastics):
Operating EBITDA	17	8	13	16
Trade Working Capital (A/R + Inventory)	22.3%	22.9%	22.4%	22.1%
Trade Working Capital (A/P)	11.2%	10.9%	11.2%	11.4%
EHS (OIR)	0.48	0.90	0.45	0.00
Emulsions:
Operating EBITDA	77	35	59	71
Trade Working Capital (A/R + Inventory)	19.9%	22.2%	21.7%	21.4%
Trade Working Capital (A/P)	11.2%	10.9%	11.2%	11.4%
EHS (OIR)	0.24	0.56	0.45	0.34
PVOH:
Operating EBITDA	15	7	12	14
Trade Working Capital (A/R + Inventory)	35.6%	35.8%	35.0%	34.5%
Trade Working Capital (A/P)	11.2%	10.9%	11.2%	11.4%
EHS (OIR)	0.00	1.03	0.52	0.00

The targets are based on the operating budget approved by the compensation committee, as adjusted from time to time during fiscal year 2009 for acquisitions and divestitures. During 2009, we completed the sale of our polyvinyl alcohol (“PVOH”) business to Sekisui Chemical Co., Ltd. for the net purchase price of $168 million. Accordingly, we removed both the target levels and actual results for the PVOH business from the 2009 annual bonus plan for the second half of 2009. This action was reviewed and approved by the compensation committee, and is the only adjustment that was made to the 2009 annual performance bonus plan.

Individual Goals and Objectives.  The compensation committee believes that individual performance goals are appropriate instruments for measuring individual contributions to strategic corporate initiatives. Each named executive officer eligible for an annual performance bonus award had individual performance goals relating to one or more of the following areas:

•	Financial performance

•	Operational effectiveness

•	Personal development

An executive’s behaviors and results in relation to his or her individual goals are measured through an extensive appraisal process and each executive is assigned a personal bonus modifier based on the CEO’s assessment of the executive’s achievement of those goals. The compensation committee reviews and approves the modifiers recommended by the CEO. The compensation committee determines the personal bonus modifier assigned to the CEO in executive session.

As a result of the Company’s achievement of its business, financial and safety performance targets and each executive’s individual performance, the target payout, the eligible payout and the actual payout (as determined by the compensation committee) for each executive officer was as follows:

	Target Payout	Eligible Payout	Actual Payout
Named Executive Officer	(As % of Base Salary)	(As % of Base Salary)	(As % of Base Salary)

Mr. Weidman	100%	80%	121%
Mr. Sterin	70%	56%	73%
Mr. Madden	80%	76%	94%
Ms. Lin	80%	72%	72%
Mr. Nivica	70%	70%	70%

The rationale for awarding each named executive officer the actual annual performance bonus award set forth opposite his or her name, and the achievement of such executive officer’s personal goals, is described in greater detail in “Performance Assessment and Individual Compensation Decisions — Analysis of Compensation Decisions.”

Long Term Incentive Compensation

Our long-term incentive compensation programs are designed to align the interests of our executive officers with those of our stockholders, drive long-term performance and retain our executive officers. Executive officers who were employed by the Company at the time of the IPO were eligible to participate in certain programs implemented at that time by Blackstone to reward such executive officers for the successful organizational restructuring of the Company and for the Company’s financial performance prior to Blackstone’s exit. These plans generally expired prior to or during 2009 and, as a result, we have implemented other long-term incentive programs to ensure the continued success of the Company and the retention of key officers.

2009 Global Incentive Plan

In furtherance of our long term compensation strategy, we seek to offer a compensation mix that provides appropriate incentives to meet our objectives of providing competitive pay packages for talented executives, delivering compensation that is performance-based and aligning management’s interests with those of stockholders. In 2009 stockholders approved the 2009 Global Incentive Plan (the “2009 GIP”) pursuant to which the Company may grant stock options, stock appreciation rights, restricted stock, time-vesting and performance-based restricted stock units and incentive cash bonuses.

As of February 24, 2010, there were 3,622,316 shares available for grants under the 2009 GIP, which includes shares previously granted and subsequently forfeited by terminated employees.

2009 Long-term Incentive Program

One component of our long term compensation strategy involves the annual grant of equity-based long term incentive awards. In September 2009, the compensation committee approved a Long-term Incentive Program under the 2009 GIP (the “2009 LTIP”), pursuant to which the Company made awards of time-vesting and performance-based restricted stock units. Generally, the awards granted in 2009 were made in accordance with the following targets:

	Total Target	Value of	Value of
	Value of 2009	Time-Vesting	Performance RSUs at
	LTI Grant ($)	RSUs ($)	Target ($)

Salary Level 1	$1,000,000	$500,000	$500,000
Salary Level 2	$375,000	$187,500	$187,500

The aggregate value of all annual awards made under the 2009 LTIP was $23.5 million.

Time-vesting RSUs.  Each award of time-vesting RSUs vests 30% on October 1, 2010, 30% on October 1, 2011 and 40% on October 1, 2012.

Performance-based RSUs.  Each award of performance-based RSUs vests on October 1, 2012 based upon the Company’s achievement of target levels of (i) Operating EBITDA during the 2010 and 2011 fiscal years and (ii) “Total Stockholder Return” as compared to peer companies during the period from October 1, 2009 through September 28, 2012, according to the following schedule:

		Relative TSR
		Below Threshold	Target	Stretch

Operating EBITDA	Below Threshold	0%	0%	0%
	Target	50%	100%	150%
	Stretch	75%	150%	225%

2004 Stock Incentive Plan

In December 2004, following the Blackstone acquisition of Celanese AG and prior to our IPO, we adopted a stock incentive plan (the “2004 SIP”). We believe this plan was a valuable element of our compensation program because, to the extent that our executive officers hold significant ownership in the Company, their interests will remain aligned with those of our stockholders, and they will be appropriately motivated to enhance the Company’s performance and stockholder value.

As of February 24, 2010, there were no shares available for grant under the 2004 SIP. Shares approved for issuance pursuant to options or other equity awards granted under the 2004 SIP have been rolled into the 2009 GIP.

2008 Long-Term Incentive Program

Prior to the approval of the 2009 GIP, in December 2008, the compensation committee approved a Long-term Incentive Program under the 2004 SIP, pursuant to which the Company made awards of time-vested cash and performance-based restricted stock units. Generally, the awards granted in 2008 were made in accordance with the following targets:

	Total Target	Value of	Value of
	Value of 2008	Time-Vesting Cash	Performance RSUs at
	LTI Grant ($)	Award ($)	Target ($)

Salary Level 1	$1,300,000	$975,000	$325,000
Salary Level 2	$500,000	$375,000	$125,000

The aggregate value of all awards made under the 2008 Long-Term Incentive Plan in December 2008 was $29.5 million.

Time-vesting Cash Incentive Awards.  Each award of cash vested 30% on October 14, 2009 and will vest 30% on October 14, 2010 and 40% on October 14, 2011. The compensation committee may elect at any time to convert all or any portion of the cash award into time-vesting restricted stock units. If the compensation committee elects to convert the cash award, the awardee will receive a number of time-vesting restricted stock units equal to (i) the value of the unvested portion of the cash award being converted divided by (ii) the average of the high and low sale price of the Company’s Common Stock on the day of such election.

Performance-based RSUs.  Each award of performance-based RSUs vests on October 14, 2010 based upon the achievement of target levels of (i) Operating EBITDA during the 2009 and 2010 fiscal years and (ii) “Total Stockholder Return” as compared to peer companies during the period from December 1, 2008 through September 30, 2011, according to the following schedule:

		Relative TSR
		Below Threshold	Target	Stretch

Operating EBITDA	Below Threshold	0%	0%	0%
	Target	50%	100%	150%
	Stretch	75%	150%	225%

During the period from December 1, 2008 to December 31, 2009 our stock price rose from $10.06 to $32.10 per share. Operating EBITDA for fiscal year 2009 was $847 million. As of December 31, 2009 performance-based RSUs granted under the 2008 Long-term Incentive Program had an estimated value of $45.38 per unit. This valuation was performed by an independent third-party investment banking firm that provides the Company with such valuations for use in the Company’s financial statements and disclosures. The value at the time the award vests is dependent on the Company’s continued performance against the 2008 Long-term Incentive Program metrics, and may be higher or lower than this estimate at the end of the performance period.

2007 Long-Term Performance Program

In March 2007, in order to ensure the retention of key employees, our compensation committee approved a Long-Term Performance Program under the 2004 SIP, pursuant to which the Company made awards of performance-based RSUs. Each award of RSUs generally vests based upon the achievement of “Total Stockholder Return” as compared to peer companies during four performance periods. Each performance period begins on April 1, 2007. The four performance periods end on September 30th in each of the years 2008 through 2011. Awards that do not vest in the first four performance periods are eligible to vest, based on relative Total Stockholder Return performance and subject to limitations as to the maximum number of RSUs that may vest, on September 30, 2012. The following schedule applies to vesting at the end of each performance period:

Company TSR Compared to Peer TSR	% of RSUs Vesting

Below 25th Percentile	0.00%
At 25th Percentile	33.33%
Between 25th and 50th Percentile	Interpolate
At 50th Percentile	66.67%
Between 50th and 75th Percentile	Interpolate
At or Above 75th Percentile	100.00%

During the period from April 1, 2007 through December 31, 2009, our Total Stockholder Return was 5%. Although the plan does not actually provide for a performance measurement or payout on December 31, 2009, a hypothetical measurement made on that date would reflect Total Stockholder Return performance above the median for the peer group. Such performance would result in 70% of a participant’s eligible RSUs vesting according to the above schedule.

Stock Option Grant Program

From time to time, the Company grants stock options in order to attract, motivate and retain executive officers and other key employees. Generally, we have granted our executive officers either time-vesting or performance-accelerated time-vesting options. All of the options that have been granted to date have an exercise period of 7 to 10 years from the date of grant. Time-vesting options generally vest and become exercisable ratably over a period of

4 or 5 years (as determined by the compensation committee). Performance-accelerated options fully vest and become exercisable on the eighth anniversary of the date of grant, but may vest and become exercisable on an accelerated basis upon the achievement by the Company of the annual performance targets in our 2004 Deferred Compensation Plan (described below).

2007 Revised Deferred Compensation Plan

In March 2007, to ensure the retention of key employees following the end of the 2004 Deferred Compensation Plan (described below), our compensation committee and board of directors approved a Revised Deferred Compensation Plan. Under this revised program, participants in the 2004 Deferred Compensation Plan were provided with an election to exchange their 2007-2009 potential payouts for a deferred cash compensation award in an amount equal to 90% of the maximum potential payout that would vest and become payable at the end of 2010 based solely on continued employment, rather than performance targets. The award is subject to periodic adjustments to reflect gains and losses, as applicable, on certain notional investment options available to each participant.

Each electing participant also received an award of performance-based RSUs, with an initial target value equal to 25 percent of the revised deferred cash compensation award. These performance-based RSUs vest based upon the Company’s Total Stockholder Return performance for the period April 1, 2007 through December 31, 2010. There is no vesting of these awards prior to December 31, 2010. At the end of the performance period awards shall vest and be paid out according to the following schedule:

Company TSR Compared to Peer TSR	% of RSUs Vesting

Below 25th Percentile	0.00%
At 25th Percentile	66.67%
Between 25th and 50th Percentile	Interpolate
At 50th Percentile	83.33%
Between 50th and 75th Percentile	Interpolate
At or Above 75th Percentile	100.00%

During the period from April 1, 2007 through December 31, 2009, our Total Stockholder Return was 5%. Although the plan does not actually provided for a performance measurement or payout on December 31, 2009, a hypothetical measurement made on that date would reflect Total Stockholder Return performance above the median for the peer group. Such performance would result in 85% of a participant’s eligible RSUs vesting according to the above schedule.

2004 Deferred Compensation Plan

In December 2004 we adopted a deferred compensation plan for certain executive officers, including the named executive officers who were employed by the Company at such time. This plan is a non-equity based long-term incentive plan, providing time-based and performance-based compensation for certain executive officers and key employees. It was implemented during the period of time between the Blackstone acquisition of Celanese AG and our IPO. This plan was designed to reward our senior management for our successful pre-IPO organizational restructuring of the Company, to retain and compensate senior management for the loss of compensation programs previously provided by Celanese AG and to incentivize management to increase profitability and stockholder value in the future.

Three distinct types of awards were made to each participant in the 2004 Deferred Compensation Plan:

•	Awards granted and fully earned at the time of grant in 2005.

•	Service-based awards that were granted in 2005 and that would be earned based on continued service and the occurrence of an “Exit Event,” which is generally defined as a sale by Blackstone of at least 90% of its equity interest in the Company. The Exit Event occurred during 2007 and, as a result, all service-based awards with a service period ending on or before December 31, 2007 were earned and either paid or deferred in 2007. The remaining service-based awards vested on March 31, 2009.

•	Performance-based awards that were granted in 2005 and that were earned on the occurrence of an Exit Event in 2007, subject to the executive’s continued employed through December 31, 2008.

For purposes of calculating payments under the 2004 Deferred Compensation Plan the following terms are defined as follows:

•	Adjusted EBITDA is defined in the Credit Agreement, dated April 2, 2007, among Celanese Holdings, LLC, Celanese US Holdings, LLC, the subsidiaries of Celanese US Holdings LLC from time to time party thereto as borrowers, the Lenders party thereto, Deutsche Bank AG, New York Branch, as administrative agent and as collateral agent, Merrill Lynch Capital Corporation as syndication agent, ABN AMRO Bank N.V., Bank of America, N.A., Citibank NA, and JP Morgan Chase Bank NA, as co-documentation agents (as filed with the SEC on Current Report on Form 8-K on April 5, 2007).

•	Free Cash Flow is defined as cash flow from operations excluding cash used in discontinued operations less capital expenditures and further adjusted for other charges and adjustments.

Of our named executive officers, Mr. Weidman and Mr. Madden were granted awards under the 2004 Deferred Compensation Plan. Mr. Sterin, Mr. Nivica and Ms. Lin joined the Company after our IPO and as a result did not receive an award under this plan. In March 2007, Mr. Weidman and Mr. Madden elected to participate in the 2007 Revised Deferred Compensation Plan (described above) and forfeit their awards under the 2004 Deferred Compensation Plan.

Performance Assessment and Individual Compensation Decisions

Setting Total Compensation

Our compensation setting process consists of establishing overall target total compensation for each executive officer and then allocating that compensation among base salary, annual performance bonus awards and long-term incentive awards. Generally, each of these components is reviewed by the compensation committee against competitive market levels to help establish the appropriate proportion of each in the overall compensation mix. A majority of the total compensation of our CEO and other named executive officers is performance-based and, therefore, “at risk.” Compensation opportunities are designed to create incentives for target and above-target performance, as well as significant consequences for below-target performance, and as a result, actual compensation will be determined by Company and individual performance against pre-established objectives.

Our Compensation Peer Group

In determining target total compensation levels for each of our executive officers in 2009, the compensation committee considered the analysis provided by its independent consultant, Mercer, which outlined compensation data and practices from a select group of peer companies in the chemical industry. The compensation committee, with the assistance of Mercer, identified the companies to be included in our peer group based primarily on industry, market capitalization and annual revenue. In some cases the compensation committee also considered other criteria such as the number of employees at a potential peer company, the complexity of a potential peer company’s business, and whether the role and responsibilities of a potential peer company’s executive officers were comparable to those of our executive officers.

In assessing overall compensation for 2009 (other than the 2009 long-term incentive awards), the compensation committee utilized the following peer group:

	Company	Ticker		Company	Ticker

1.	Airgas Inc.	ARG	7.	Lubrizol Corp.	LZ
2.	Albemarle Corp.	ALB	8.	NALCO Holding Co.	NLC
3.	Chemtura Corp.	CEM	9.	PPG Industries Inc.	PPG
4.	Eastman Chemical Co.	EMN	10.	Rockwood Holdings Inc.	ROC
5.	FMC Corp.	FMC	11.	Rohm & Haas Co.	ROH
6.	Huntsman Corp.	HUN

During 2009, the compensation committee determined certain changes to the Company’s peer group were advisable. The compensation committee determined that Rohm & Haas Co. and Chemtura Corp should be removed from the peer group, the former due to its acquisition by Dow Chemical during 2009 and the latter due to its filing for bankruptcy during 2009. In addition, the compensation committee determined that a larger sample size was appropriate and, therefore, added Ashland Inc., Westlake Chemical Corp., RPM International Inc., Cytec Industries Inc., W.R. Grace & Co. and Cabot Corp. to the Company’s peer group for future compensation analysis.

This new peer group was utilized for purposes of benchmarking the value of the long-term incentive grants awarded in 2009. Accordingly, the following group of 15 companies constitutes the current peer group going forward for the Company for purposes of benchmarking executive officer compensation:

	Company	Ticker		Company	Ticker

1.	Airgas Inc.	ARG	9.	Lubrizol Corp.	LZ
2.	Albemarle Corp.	ALB	10.	NALCO Holding Co.	NLC
3.	Ashland Inc.	ASH	11.	PPG Industries Inc.	PPG
4.	Cabot Corp.	CBT	12.	Rockwood Holdings Inc.	ROC
5.	Cytec Industries Inc.	CYT	13.	RPM International Inc.	RPM
6.	Eastman Chemical Co.	EMN	14.	Westlake Chemical Corp.	WLK
7.	FMC Corp.	FMC	15.	W.R. Grace & Co.	GRA
8.	Huntsman Corp.	HUN

In determining total compensation for 2009, the compensation committee and the compensation committee’s independent compensation consultant noted that the Company’s market capitalization and annual revenue were significantly larger than the majority of the companies in its peer group and adjusted both the overall compensation and each element of compensation to reflect the complexity and sophistication of the Company’s business. In some cases this resulted in compensation that was above the median of the peer group.

For purposes of measuring relative “Total Stockholder Return” for the 2009 LTIP, the compensation committee determined that a broader peer group than the one used for comparison of overall compensation was appropriate. The compensation committee’s other key considerations in making this decision included (i) the potential higher volatility of results produced by a smaller peer group in a plan of this type, (ii) the desire to establish a peer group that is more accessible to investors (Dow Jones Chemical Companies Index), and (iii) the benefits of selecting a peer group that will be “self-adjusting” and updated by an independent third party from year to year. The following group of 35 companies currently constitutes the peer group for the Company for purposes of measuring relative TSR under the 2009 LTIP:

	Company	Ticker		Company	Ticker

1.	A. Schulman Inc.	SHLM	19.	Lubrizol Corp.	LZ
2.	Air Products & Chemicals Inc.	APD	20.	Minerals Technologies Inc.	MTX
3.	Airgas Inc.	ARG	21.	Mosaic Co.	MOS
4.	Albemarle Corp.	ALB	22.	NewMarket Corporation	NEU
5.	Ashland Inc.	ASH	23.	Olin Corp.	OLN
6.	Avery Dennison Corp.	AVY	24.	OM Group Inc.	OMG
7.	Cabot Corp.	CBT	25.	PPG Industries Inc.	PPG
8.	Calgon Carbon Corp.	CCC	26.	Praxair Inc.	PX
9.	CF Industries Holdings Inc.	CF	27.	Rockwood Holdings Inc.	ROC
10.	Cytec Industries Inc.	CYT	28.	RPM International Inc.	RPM
11.	Dow Chemical Co.	DOW	29.	Sensient Technologies Corp.	SXT
12.	E. I. DuPont de Nemours & Co.	DD	30.	Sigma-Aldrich Corp.	SIAL
13.	Eastman Chemical Co.	EMN	31.	Solutia, Inc.	SOA
14.	Ecolab Inc.	ECL	32.	Terra Industries Inc.	TRA
15.	FMC Corp.	FMC	33.	Tredegar Corp.	TG
16.	H. B. Fuller Co.	FUL	34.	Valspar Corp.	VAL
17.	Huntsman Corp.	HUN	35.	W. R. Grace & Co.	GRA
18.	International Flavors & Fragrances Inc.	IFF

The Company plans to continue to use the larger group of companies as its peer group for measuring “Total Stockholder Return” for grants under it long-term, performance-based equity plans for the foreseeable future, but will continue to use the smaller group of companies as its peer group for establishing target total compensation for executive officers.

Total Compensation

We strongly believe that our executive officers should be paid for performance. The compensation committee reviews the level of total compensation of similarly situated executive officers at companies in the peer group and the actual amounts paid to our executive officers. If the Company achieves its annual performance targets, as approved by the board, and an executive officer meets individual performance objectives, the compensation committee’s philosophy is to target his or her compensation at or near the 50th percentile of the peer group for total annual cash compensation (base salary plus annual performance bonus award) and total annual compensation (total cash plus long-term incentive awards). To the extent that the Company exceeds its annual performance targets and an executive officer significantly exceeds individual performance objectives, our compensation program is designed to reward such executive officer by paying total compensation in the top quartile of the peer group. To the extent that the Company does not achieve its annual performance targets or an executive officer’s individual performance does not meet expectations, our compensation program is designed to reduce the amount of total compensation received by such executive officer.

For 2009, the base salary, target annual performance bonus awards and target total compensation of each named executive officer deviated from the median of the peer group as follows:

	Percent Deviation from Peer Group Median
		Target Annual	Target
	Base Salary	Performance Bonus	Total Compensation

Mr. Weidman	-10%	0%	-10%
Mr. Sterin	-21%	0%	-22%
Mr. Madden	0%	21%	8%
Ms. Lin	22%	21%	32%
Mr. Nivica(1)	4%	17%	7%

(1)	Mr. Nivica joined the Company after the above compensation analysis was completed. For purposes of this comparison Mr. Nivica’s compensation was compared to the data that was prepared in 2009 for his predecessor.

Although the compensation committee strives to set executive compensation at levels that are competitive with the companies in the peer group, it does not rigidly adhere to a particular target in determining executive compensation. Any executive officer’s total compensation may vary from the targets due to various other factors, including exceptionally strong or weak Company or business unit performance over the prior year and particularly strong or weak individual performance over the prior year. The compensation committee also takes into account additional individual factors when establishing total executive compensation levels, including an executive’s position within the Company, level of experience, tenure and need for retention.

Setting compensation targets based on market comparison data is intended to ensure that our compensation practices are competitive in terms of attracting, rewarding and retaining executives. No specific formula is used to determine the allocation between cash and equity-based compensation. In addition, because a named executive officer’s compensation target is set by reference to persons with similar duties at our peer group, the compensation committee does not establish any fixed relationship between the compensation of the CEO and that of any other named executive officer.

From time-to-time, the compensation committee reviews a summary report, or “tally sheet,” prepared by Mercer or management for each named executive officer. The purpose of a tally sheet is to show the total dollar value of the executive’s annual compensation. This includes the executive’s base salary, annual performance bonus award, equity-based compensation, perquisites, pension benefit accruals and other compensation. The tally sheet also shows holdings of the Company’s Common Stock and equivalents, and accumulated value and unrealized gains under prior equity-based compensation awards. In addition, the tally sheet shows amounts payable to the named executive officer upon termination of the executive’s employment under various circumstances, including retirement or a change in control. The compensation committee uses tally sheets to estimate the total annual compensation of the named executive officers, and to provide perspective on the value accumulated by the named executive officers from our compensation programs and the potential payouts to them under a range of termination scenarios.

Compensation Mix

The compensation committee believes that long-term equity awards are effective in aligning the interests of our executive officers with the interests of stockholders. Accordingly, performance-based annual and long-term incentive awards are weighted more heavily than base salary in the executive’s overall mix of compensation. The compensation committee also believes that, consistent with market practice, the CEO’s compensation should be more heavily weighted towards annual performance bonus awards and long-term incentive awards than that of the other executive officers.

Analysis of Compensation Decisions

For the fiscal year ended December 31, 2009, the principal elements of compensation for each of our named executive officers were base salary, annual performance bonus awards, long-term deferred compensation, non-

equity incentive plan payouts, time-vesting and performance-based restricted stock unit awards and retirement benefits. Each of these elements of our compensation program was reviewed by the compensation committee and, where it had the authority to do so, the compensation committee assessed each element in relation to the other elements paid to each executive when making compensation decisions, as more fully described below.

David N. Weidman

For fiscal year 2009, David N. Weidman received the following compensation:

Annualized
Base	Annual Performance	Time-Vesting RSUs		Performance-Based RSUs		Certain other compensation
Salary	Bonus Award	Number	Grant Date FMV	Number	Grant Date FMV	described in the Summary
$900,000	$1,086,075	36,000	$888,480	108,000	$4,207,680	Compensation Table

For fiscal year 2009, Mr. Weidman’s base salary was $900,000, which placed him below the 25th percentile among CEOs of companies in our compensation peer group. Mr. Weidman did not receive an increase in his base salary during fiscal year 2009 because the compensation committee believed that his current base salary was appropriate based on reviews of competitive market data provided by our compensation consultant, the overall performance of the Company and the global economic environment in 2009.

For fiscal year 2009, Mr. Weidman received an annual performance bonus award payout of $1,086,075. Mr. Weidman’s total annual cash compensation (base salary plus annual performance bonus) was just above the 25th percentile of peer CEOs total annual cash compensation as a result of the Company’s performance in the achievement of its operating goals and his performance in the achievement of his individual goals. Mr. Weidman’s individual goals for 2009 included:

•	achieving $1,017 million of Operating EBITDA (after adjustment for the PVOH divestiture) and working capital of 12.4% in 2009

•	achieving $166 million of budgeted productivity gains and $44 million of stretch productivity gains

•	developing and executing a refocus plan to meet challenging business conditions

•	executing sustainability objectives in the area of safety, environmental release and energy uses

The compensation committee believes that overall Mr. Weidman performed well in 2009 with respect to his individual goals. During 2009, the Company achieved Operating EBITDA of $847 million, or 83% of its target. Nevertheless, Mr. Weidman was able to drive the Company to over $298 million in total productivity gains.

During 2009, the Company exceeded its targets in the areas of safety, environmental release and energy use. In addition, in 2009, the Company was recognized as best-in-class for safety performance by the American Chemical Council. In 2009, we exceeded our goals for OIR and LTIR in the safety area and we are on track to exceed the goals set in 2005 for our 2010 performance in VOC, greenhouse gases and waste releases in the environmental release and energy usage areas.

As a result of the above factors, in February 2010 the compensation committee decided to exercise positive discretion and increase Mr. Weidman’s 2009 annual performance bonus award by 50% from an eligible payout of $701,370 to an actual payout of $1,086,075.

In October 2009, Mr. Weidman received an award of 36,000 time-vesting RSUs and in December 2009 he received an award of 108,000 performance-based RSUs (at target), in each case under the 2009 LTIP. The terms of these awards are described above in “Compensation Philosophy and Elements of Pay — 2009 Global Incentive Plan.” Our independent compensation consultant determined that the total value of annual long-term incentive awards for CEOs at comparable public companies at the 50th percentile was $3 million. In light of Mr. Weidman’s performance during 2009 the compensation committee decided to grant Mr. Weidman an award under the 2009 GIP with a total award value of $3.6 million on the date of grant.

Steven M. Sterin

For fiscal year 2009, Steven M. Sterin received the following compensation:

Annualized
Base	Annual Performance	Time-Vesting RSUs		Performance-Based RSUs		Certain other compensation
Salary	Bonus Award	Number	Grant Date FMV	Number	Grant Date FMV	described in the Summary
$450,000	$315,716	11,000	$271,480	11,000	$428,560	Compensation Table

As of the end of fiscal year 2009, Mr. Sterin’s base salary was $450,000, which placed him below the 50th percentile among CFOs of companies in our peer group. During 2009, Mr. Sterin’s annual base salary was increased from $375,000 to $450,000 in recognition of his performance and increased contributions to the Company. The compensation committee believed that this level of base salary was consistent with the competitive market practice and the Company’s compensation philosophy at the time.

For fiscal year 2009, Mr. Sterin received an annual performance bonus award payout of $315,716. Mr. Sterin’s annual performance bonus award was based on the Company’s performance in the achievement of its operating goals and was adjusted upward as a result of his performance in the achievement of his individual goals for 2009. Mr. Sterin’s individual goals for 2009 included:

•	improving cash forecasting, reporting and controls, and achieving on more than $100 million of cash flow improvement ideas

•	achieving $3 million of cost reductions in the finance department

•	executing significant strategic improvements, process improvements, and cost improvements in the BP&A, treasury and tax functions of the Company.

The compensation committee determined that Mr. Sterin performed well in 2009 with respect to his individual goals. During the year Mr. Sterin was able to significantly improve the cash flow of the Company by securing additional cash, reducing cash requirements and amending the revolving portion of the Company’s credit facility. In addition, he reduced the finance department budget by $3 million and was able to make significant progress towards the completion of the BP&A treasury and tax department reorganizations.

During 2009, Mr. Sterin oversaw actions that assisted the Company through the financial crisis that affected the capital markets and ensured the continued stability of the Company, including the creation of a macro economic analysis tool for planning purposes, the replacement of manual pricing processes with automated SAP pricing processes, the creation of a fraud risk management team and the development of a global contract management process.

As a result of the above factors, in February 2010 the compensation committee decided to exercise positive discretion and increase Mr. Sterin’s 2009 annual performance bonus award by 30% from an eligible payout of $242,858 to an actual payout of $315,716.

In October 2009, Mr. Sterin received an award of 11,000 time-vesting RSUs and in December 2009 he received an award of 11,000 performance-based RSUs (at target), in each case under the 2009 LTIP. The terms of these awards are set forth above in “Compensation Philosophy and Elements of Pay — 2009 Global Incentive Plan.”

The target long-term incentive award value for an officer of Mr. Sterin’s salary level (SL2) based on benchmarking data was $375,000. The CEO recommended and the compensation committee approved a total award value for Mr. Sterin of $550,000 based upon Mr. Sterin’s performance and the Company’s desire to ensure his long-term retention.

As a result of Mr. Sterin’s performance as Chief Financial Officer and his increasing level of responsibility within the Company, in February 2010 the compensation committee (i) increased Mr. Sterin’s base salary from $450,000 to $475,000, (ii) increased the eligible amount of Mr. Sterin’s 2010 annual performance bonus award from 70% to 80% of his base salary, and (iii) granted Mr. Sterin 13,436 time-vesting restricted stock units, valued at $400,000 on February 10, 2010, the date of grant.

Douglas M. Madden

For fiscal year 2009, Douglas M. Madden received the following compensation:

Annualized
Base	Annual Performance	Time-Vesting RSUs		Performance-Based RSUs		Certain other compensation
Salary	Bonus Award	Number	Grant Date FMV	Number	Grant Date FMV	described in the Summary
$500,000	$460,465	24,000	$592,320	24,000	$935,040	Compensation Table

At the end of fiscal year 2009, Mr. Madden’s base salary was $500,000, which placed him between the 50th and 75th percentiles among executives with similar responsibilities at companies in our peer group. During 2009, Mr. Madden’s annual base salary was increased from $450,000 to $500,000 in recognition of his level of responsibility as Corporate Executive Vice President with responsibility for our Acetyl Intermediate, Emulsions, EVA Performance Polymers and PVOH business units. Although, Mr. Madden was appointed as the Company’s Chief Operating Officer on December 17, 2009 his compensation for 2009 was based upon the responsibilities of the positions that he held for the majority of the year.

For fiscal year 2009, Mr. Madden received an annual performance bonus award payout of $460,465. Mr. Madden’s annual performance bonus award was based on the Company’s performance in the achievement of its operating goals and was adjusted upward as a result of his above target performance in the achievement of his individual goals. Mr. Madden’s individual goals for 2009 included:

•	achieving business level targets for EBITDA, working capital and EHSA

•	reducing labor costs within Acetyl Intermediates business unit by 20%

•	achieving $40 million of productivity gains and $10 million of stretch productivity gains

•	developing and executing a strategy for geographic and innovative growth across the business units for which he has responsibility

The compensation committee determined that Mr. Madden performed well in 2009 with respect to his individual goals. For 2009 the Acetyl Intermediates business unit’s Operating EBITDA results were between threshold and target levels; however, the Emulsions, EVA Performance Polymers and PVOH business units’ Operating EBITDA results were at or above stretch levels. During the year Mr. Madden oversaw the implementation of a new commercial and supply chain organization, one result of which was a reduction in labor costs of over 20% versus the prior year. Mr. Madden was also able to significantly exceed his goals for productivity gains.

During 2009, Mr. Madden oversaw several key strategic initiatives, including (i) the introduction of our AOPlus®2 acetic acid technology into our Nanjing, China plant, (ii) the execution of a VAM revitalization project intended to improve efficiency by 2010, and (iii) the sale of our PVOH business. Each of these initiatives contributed significant value to the Company during the year.

As a result of the above factors, in February 2010 the compensation committee decided to exercise positive discretion and increase Mr. Madden’s 2009 annual performance bonus award by 25% from an eligible payout of $368,372 to an actual payout of $460,465.

In October 2009, Mr. Madden received an award of 24,000 time-vesting RSUs and in December 2009 he received an award of 24,000 performance-based RSUs (at target), in each case under the 2009 LTIP. The terms of these awards are set forth above in “Compensation Philosophy and Elements of Pay — 2009 Global Incentive Plan.”

The target long-term incentive award value for an officer of Mr. Madden’s salary level (SL1) based on benchmarking data was $1,000,000. The CEO recommended and the compensation committee approved a total award value for Mr. Madden of $1,200,000 based upon Mr. Madden’s superior performance and the Company’s desire to ensure his long-term retention.

On December 17, 2009, Mr. Madden was promoted to Chief Operating Officer of the Company. In recognition of Mr. Madden’s new role and his increased level of responsibility within the Company, in February 2010 the compensation committee (i) increased Mr. Madden’s base salary from $500,000 to $650,000, (ii) increased the eligible amount of Mr. Madden’s 2010 annual performance bonus award from 80% to 90% of his base salary, and

(iii) granted Mr. Madden 16,795 time-vesting restricted stock units, valued at $500,000 on February 10, 2010, the date of the grant.

Sandra Beach Lin

For fiscal year 2009, Sandra Beach Lin received the following compensation:

Annualized
Base	Annual Performance	Time-Vesting RSUs		Performance-Based RSUs		Certain other compensation
Salary	Bonus Award	Number	Grant Date FMV	Number	Grant Date FMV	described in the Summary
$550,000	$393,503	24,000	$592,320	24,000	$935,040	Compensation Table

For fiscal year 2009, Ms. Lin’s base salary was $550,000, which placed her above the 75th percentile among executives with similar responsibilities at companies in our peer group. Ms. Lin did not receive an increase in base salary in 2009 because the compensation committee felt that her current base salary was sufficient considering the market data provided by our compensation consultant and the performance of the business units over which she had responsibility.

For fiscal year 2009, Ms. Lin received an annual performance bonus award payout of $393,503. Ms. Lin’s annual performance bonus award was based on the Company’s performance in the achievement of its operating goals and her performance in the achievement of her individual goals. Ms. Lin’s individual goals for 2009 included:

•	achieving business level targets for EBITDA, working capital and EHSA

•	achieving $17 million of productivity gains and $2 million of stretch productivity gains

•	develop and implement a process to enable rapid inventory adjustments to demand changes

The compensation committee determined that Ms. Lin performed well in 2009 with respect to her individual goals. For 2009, the Advanced Engineered Materials and Nutrinova business units’ Operating EBITDA results were between threshold and target levels; however, the Acetate business unit’s Operating EBITDA results were between target and stretch levels. During the year, Ms. Lin began the implementation of an inventory process to address rapid adjustments in demand. Ms. Lin was also able to significantly exceed her goals for productivity gains.

As a result of the above factors, in February 2010 the compensation committee did not modify the eligible amount of Ms. Lin’s annual performance bonus award and awarded her an actual payout of $393,503.

In October 2009 Ms. Lin received an award of 24,000 time-vesting RSUs and in December 2009 she received an award of 24,000 performance-based RSUs (at target), in each case under the 2009 LTIP. The terms of these awards are set forth above in “Compensation Philosophy and Elements of Pay — 2009 Global Incentive Plan.”

The total long-term incentive award value for an officer of Ms. Lin’s salary level (SL1) based on benchmarking data was $1,000,000. The CEO recommended and the compensation committee approved a total award value for Ms. Lin of $1,200,000 based on Ms. Lin’s performance.

Gjon N. Nivica, Jr.

Gjon N. Nivica, Jr. joined the Company in April 2009 as our Senior Vice President, General Counsel and Corporate Secretary. For fiscal year 2009, Mr. Nivica received the following compensation:

Annualized
Base	Annual Performance	Time-Vesting RSUs		Performance-Based RSUs		Certain other compensation
Salary	Bonus Award	Number	Grant Date FMV	Number	Grant Date FMV	described in the Summary
$430,000	$301,000	10,000	$246,800	10,000	$389,600	Compensation Table

In addition, in connection with the Company’s hiring of Mr. Nivica in April 2009, he received the following additional compensation during fiscal year 2009:

•	$300,000 cash sign-on bonus

•	$450,000 long-term incentive cash

•	50,000 time-vesting RSUs (valued at grant date at $826,000)

•	10,000 performance-based RSUs (valued at grant date at $165,100)

•	100,000 non-qualified stock options (valued at grant date at $746,000)

•	relocation benefits and certain other compensation as described in the Summary Compensation Table

Each of these awards was granted under the 2009 GIP. The terms of these awards are set forth above in “Compensation Philosophy and Elements of Proxy — 2009 Global Incentive Plan” and below in the 2009 Grant of Plan-Based Awards Table.

For fiscal year 2009, Mr. Nivica’s annual base salary was $430,000, which placed him just between the 50th and 75th percentiles among general counsels at companies in our peer group.

For fiscal year 2009, Mr. Nivica received an annual performance bonus award payout of $301,000. Pursuant to the terms of Mr. Nivica’s offer letter he was guaranteed a minimum annual performance bonus award based on a full year of participation in the annual performance bonus program at target without modification for Company or individual performance. In addition, Mr. Nivica’s annual performance bonus award could be adjusted upward as a result of his performance in the achievement of his individual goals. Mr. Nivica’s individual goals for 2009 were:

•	developing and executing a plan for organizational effectiveness of the legal department

•	reducing external budget by $13.5 million and internal budget by $2 million

•	implementing global terms and conditions project for Company contracts

The compensation committee determined that Mr. Nivica performed well in 2009 with respect to his individual goals. During 2009, Mr. Nivica was able to implement several new processes aimed to increase the responsiveness and efficiency of the legal department. In addition, Mr. Nivica was also able to reduce the legal department’s external spend by $8.5 million and its internal spend by $0.8 million versus the 2009 budget.

As a result of the above factors, in February 2010 the compensation committee did not modify the eligible amount of Mr. Nivica’s 2009 annual performance bonus award and awarded him an actual payout of $301,000.

In October 2009, Mr. Nivica received an award of 10,000 time-vesting RSUs and in December 2009 he received an award of 10,000 performance-based RSUs (at target), in each case under the 2009 LTIP. The terms of these awards are set forth above in “Compensation Philosophy and Elements of Pay — 2009 Global Incentive Plan.”

The target long-term incentive award value for an officer of Mr. Nivica’s salary level (SL2) based on benchmarking data was $375,000. The CEO recommended and the compensation committee approved a total annual value for Mr. Nivica of $500,000 based on the Company’s desire to ensure his long-term relation.

Additional Information Regarding Executive Compensation

Following are descriptions of other plans and policies that are integral to a stockholder’s understanding of the Company’s overall executive compensation program structure.

Executive Stock Ownership Requirements

In 2007 the compensation committee adopted a stock ownership policy for senior management. Ownership includes (i) shares of Celanese stock held outright, whether individually or through beneficial ownership in a trust, (ii) time-vesting and performance-based RSUs that have not vested, and (iii) shares of Celanese stock or share equivalents held in a Company-sponsored deferred compensation or retirement plan. Stock options do not count towards the executive’s ownership requirements. As of December 31, 2009, executive officers are expected to own the following amount of stock in the Company (expressed as a percentage of base salary) by 2012 (or, if later, five years from the date of hire):

	Current Level of Celanese Stock Ownership
	Ownership				Deadline for
	Requirement as a	Total			Compliance with
	Multiple of Base	Number of		As	Stock Ownership
	Salary	Shares		% of Base Salary(1)	Guidelines

Mr. Weidman	600%	843,120	(2)	1901%	December 2012
Mr. Sterin	300%	48,028	(3)	217%	December 2012
Mr. Madden	400%	95,260	(4)	387%	December 2012
Ms. Lin	400%	107,178	(5)	396%	December 2012
Mr. Nivica	300%	80,000		378%	March 2014

(1)	Calculated using the average of the 2009 high and low closing share prices of $20.30.

(2)	Includes 200,000 Performance Units granted December 11, 2008.

(3)	Includes 1,018 equivalent shares held in the Celanese Americas Retirement Savings Plan Stock Fund as of December 31, 2009.

(4)	Includes 420 equivalent shares held in the Celanese Americas Retirement Savings Plan Stock Fund as of December 31, 2009.

(5)	Includes 63 equivalent shares held in the Celanese Americas Retirement Savings Plan Stock Fund and 11,464 equivalent shares held in the 2008 Deferred Compensation Plan, each as of December 31, 2009.

At the time of filing, Mr. Weidman and Mr. Nivica have already achieved the required level of ownership in Company Stock. Mr. Sterin, Mr. Madden and Ms. Lin are on track to meet their requirements by 2012 (i.e. - they have accumulated Company stock at a minimum rate of 20% of their total required ownership level for each year since the requirements were established).

Employment Arrangements and Change-in-Control Agreements

The compensation committee has determined that it is not in the best interests of the Company to enter into employment agreements with the CEO or any other executive officer of the Company; however, the Company has entered into offer letters with certain of the executive officers from time to time, including Ms. Lin and Mr. Nivica, at the time of their hiring. These offer letters generally contain provisions outlining the executive’s base salary, bonus, sign-on equity grants and, in some cases, severance provisions. These offers letters do not create an expectation of employment and all of our executive officers remain employed “at will.”

On April 1, 2008, we entered into change in control agreements with all of the named executive officers (except Mr. Nivica) and certain other senior members of management. Each change in control agreement has a two-year term that is automatically renewed for successive two-year terms unless 90 days notice of non-renewal is given by either party to the agreement. The change in control agreements provide for a payment to be made to the named executive officers following a termination of employment by the Company without “cause” or by the officer with “good reason” within 2 years following a “change in control” (as each term is defined in the change in control agreements) or following the first public announcement of a potential change in control transaction, provided certain conditions are satisfied (See “Potential Payments Upon Termination and Change in Control” for a more detailed discussion of the terms of such agreements).

In approving the change in control agreements, the compensation committee considered the prevalence of such agreements among similarly situated executives at our peer companies based on data collected by the Company. The compensation committee also determined that the uniform non-compete and non-solicit clauses contained in such agreements provide a significant benefit to the Company. Specifically, the change in control agreements prohibit the executive officer from soliciting customers of, or competing against, the Company for a period of 1 year following the date of termination if such termination occurs following the announcement of a change in control event and 2 years following the date of termination if such termination occurs after a change in control event.

2008 Deferred Compensation Plan

In December 2007, we adopted a deferred compensation plan whereby we offered certain of our senior employees and directors the opportunity to defer a portion of their compensation in exchange for a future payment amount equal to their deferments plus or minus certain amounts based upon the market-performance of specified measurement funds selected by the participant. Participants were required to make deferral elections under the plan in December 2008, and such deferrals of 2009 compensation would have been withheld during the year ending December 31, 2009. Ms. Lin is the only named executive officer who elected to defer compensation under the plan in 2009.

Benefits and Other Perquisites

The health, dental and insurance benefits for executives are comparable with those provided by our peer companies and are generally the same benefits available to our other employees. In addition, we provide retirement benefits through several different plans. We believe all of these plans have proven useful and, in many cases, necessary for recruiting and retention purposes. All of our named executive officers participate in the same tax-qualified retirement plan, the Celanese Americas Retirement Pension Plan, but because of different hire dates, their participation formulas differ, as more specifically detailed in the narrative following the Pension Benefits table below.

Celanese Americas Retirement Savings Plan — The Celanese Americas Retirement Savings Plan, or CARSP, is a tax-qualified defined contribution plan sponsored by Celanese Americas Corporation, one of our wholly owned subsidiaries. This plan covers substantially all of our U.S. employees. The plan is subject to the provisions of the Employee Retirement Income Security Act of 1974, or ERISA. It allows employee salary reduction contributions on a non-taxable basis, and we match these contributions 100% up to the first 5%. Pursuant to Internal Revenue Code rules, in 2009 only compensation up to $245,000 could be taken into account. All of our named executive officers participated in this plan in 2009.

Perquisites — We offer a minimal amount of cash perquisites to our executive officers as discussed in the footnotes to the Summary Compensation Table.

Tax and Accounting Considerations

Tax Deductibility of Compensation Expense.  Section 162(m) of the Code places a limit of $1,000,000 on the amount of compensation to certain officers that may be deducted by the Company as a business expense in any tax year unless, among other things, the compensation is performance-based and has been approved by the stockholders. Salaries for the named executive officers do not qualify as performance-based compensation. Although the Company’s 2009 annual performance bonus program is performance-based compensation, it does not qualify for an exemption under Section 162(m) because the 2009 awards were not approved by our stockholders. Likewise, time-vesting RSUs granted by the Company do not qualify for an exemption under Section 162(m); however, stock options and performance-based RSUs granted by the Company in 2009 do qualify for an exemption under Section 162(m).

The compensation committee believes that in establishing incentive compensation programs for our named executive officers, the potential deductibility of the compensation payable should be only one of several factors taken into consideration and not the sole governing factor. For that reason, the compensation committee may deem it appropriate to continue to provide one or more executive officers with the opportunity to earn incentive compensation that may be in excess of the amount deductible by reason of Section 162(m) or other provisions of the Code.

Tax Implications for Officers.  Section 409A of the Code imposes additional income taxes on executive officers for certain types of deferred compensation that do not comply with Section 409A. Because the Company does not generally provide deferred compensation to the named executive officers, this limitation has no impact on the structure of the compensation program for the officers. Section 280G of the Code imposes an excise tax on payments to executives of severance or change in control compensation paid in connection with a change of control that exceed the levels specified in Section 280G. The named executive officers could receive the amounts shown on the table in the section entitled “Potential Payments Upon Termination or Change in Control” below as severance or change in control payments, but the compensation committee does not consider their potential impact in setting total annual compensation.

Accounting Considerations.  The compensation committee also considers the accounting and cash flow implications of various forms of executive compensation. In its financial statements, the Company records salaries and non-equity performance-based compensation incentives as expenses in the amount paid, or to be paid, to the named executive officers. Accounting rules also require the Company to record an expense in its financial statements for equity awards, even though equity awards are not paid as cash to employees. The accounting expense of equity awards to employees is calculated in accordance with Financial Accounting Standards Board Statement No. 123(R), Share-Based Payment. The compensation committee believes, however, that the many advantages of equity compensation, as discussed above, more than compensate for the non-cash accounting expense associated with them.

Executive Compensation Recoupment Policy

In connection with the acceptance of cash LTI awards, restricted stock units, stock options or any other form of equity awarded to an employee, each awardee is required to execute a long-term incentive award clawback agreement. The clawback agreements contain provisions prohibiting the awardee from (i) disclosing confidential or proprietary information and (ii) soliciting customers of, or competing with, the Company for a period of one year following the termination of the Participant’s employment with the Company for any reason.

If the awardee violates any of the provisions of the clawback agreement, the awardee will (i) cease vesting and forfeit any rights or interest in cash LTI awards, restricted stock units, stock options or any other form of equity award that was granted on or after December 11, 2008 and that vested during the period one year prior to the earlier of (a) the awardee’s violation of the terms of the clawback agreement and (b) the termination of the awardee’s employment with the Company, and (ii) be required to deliver to the Company any amount received under any cash LTI award or gain realized on any stock option exercises or any other transaction relating to an equity grant by the Company on or after December 11, 2008 that were consummated during the period one year prior to the earlier of (x) the awardee’s violation of the terms of the clawback agreement and (y) the termination of the awardee’s employment with the Company.

In addition, pursuant to Section 304 of the Sarbanes-Oxley Act of 2002, if we are required to restate our financials due to material noncompliance with any financial reporting requirements as a result of misconduct, the CEO and CFO will be required to reimburse us for (i) any bonus or other incentive-based or equity-based compensation received during the 12 months following the first public issuance of the non-complying document, and (ii) any profits realized from the sale of securities of the Company during those 12 months.

Compensation Committee Report

The compensation committee has reviewed and discussed the foregoing CD&A with management and the compensation committee’s compensation consultant and, based upon its review and discussion, the compensation committee recommended to the board of directors that the CD&A be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and this Proxy Statement.

This report was submitted by the compensation committee,

John K. Wulff, Chair
Daniel S. Sanders
Farah M. Walters

The compensation committee report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing under the Securities Act of 1933, or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the compensation committee report by reference therein.

2009 Summary Compensation Table

The following table summarizes the total compensation of each of the named executive officers for the fiscal years ended December 31, 2009, 2008 and 2007.

Change in
Pension Value
and
Nonqualified
Non-Equity	Deferred	All
Stock	Option	Incentive Plan	Compensation	Other
Name and Principal	Salary	Bonus	Awards	Awards	Compensation(3)	Earnings	Compensation	Total
Position	Year	($)(1)	($)	($)(2)	($)(2)	($)	($)	($)(4)	($)

David N. Weidman	2009	934,615	—	5,134,899	(5)	598,324	(6)	1,891,931	450,834	50,719	9,061,322
Chairman and Chief	2008	900,000	—	2,566,913	—	1,699,799	867,875	64,435	6,099,022
Executive Officer	2007	900,000	—	3,471,580	—	44,133,244	336,483	62,651	48,902,958
Steven M. Sterin	2009	447,115	—	700,040	(7)	—	315,716	16,105	18,814	1,497,790
Senior Vice President and	2008	355,962	—	169,510	—	257,506	3,161	37,154	820,132
Chief Financial Officer	2007	328,628	—	399,375	744,000	837,179	5,443	21,421	1,931,228
Douglas M. Madden	2009	505,769	—	1,531,076	(8)	29,788	(6)	537,772	677,555	25,658	3,307,618
Chief Operating Officer
Sandra Beach Lin	2009	571,154	—	1,527,360	(9)	—	393,503	231,108	(10)	27,614	2,750,739
Corporate EVP	2008	550,000	—	745,625	—	163,590	8,557	52,358	1,511,573
Gjon N. Nivica, Jr.	2009	330,769	601,000	(11)	1,627,500	(12)	746,000	(13)	—	9,223	296,244	3,610,736
Senior Vice President, General Counsel and Corporate Secretary

(1)	Salary paid in 2009 reflects 27 pay periods as compared to Salary paid in 2008 and 2007 which reflects 26 pay periods.

(2)	Represents the grant date fair value of long-term equity incentive awards awarded in 2009 under the Company’s 2009 GIP computed in accordance with FASB ASC Topic 718. The value of time-vesting RSUs granted under the 2009 LTIP was calculated using a price per share of $24.68, the average of the high and low market price of the Company’s common stock as reported by the NYSE on October 1, 2009, the date of grant. The value of performance-based RSUs granted under the 2009 LTIP was calculated using a price per share of $38.96, the estimated fair market value of per share as determined using a Monte Carlo simulation, on December 2, 2009, the date of grant. For a detailed discussion of the method and assumptions used to calculate such value, see Note 20 to our Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

(3)	Consists of annual performance bonus award payouts and the value of gains and losses on the cash balance account pursuant to the 2007 Revised Deferred Compensation Plan.

(4)	See Perquisites and All Other Compensation Table below for detail.

(5)	Includes 36,000 time-vesting RSUs ($888,480) and 108,000 performance-based RSUs ($4,207,680) (at target). Payout for the performance-based RSUs can range from a minimum of 0% to a maximum of 225% of target. The maximum potential value of the award of performance-based RSUs, assuming the highest level of performance conditions, is 243,000 RSUs, or $9,467,280 at the date of grant.

(6)	Represents the value, computed in accordance with FASB ASC Topic 718, of an amendment to certain stock option agreements, which provides that if the participant’s employment with the Company continues through April 1, 2012, the stock options granted to such participant will be exercisable through January 15, 2015 regardless of the participant’s employment status after April 1, 2012.

(7)	Includes 11,000 time-vesting RSUs ($271,480) and 11,000 performance-based RSUs ($428,560) (at target). Payout for the performance-based RSUs can range from a minimum of 0% to a maximum of 225% of target. The maximum potential value of the award of performance-based RSUs, assuming the highest level of performance conditions, is 24,750 RSUs, or $964,260 at the date of grant.

(8)	Includes 24,000 time-vesting RSUs ($592,320) and 24,000 performance-based RSUs ($935,040) (at target). Payout for the performance-based RSUs can range from a minimum of 0% to a maximum of 225% of target. The maximum potential value of the award of performance-based RSUs, assuming the highest level of performance conditions, is 54,000 RSUs, or $2,103,840 at the date of grant.

(9)	Includes 24,000 time-vesting RSUs ($592,320) and 24,000 performance-based RSUs ($935,040) (at target). Payout for the performance-based RSUs can range from a minimum of 0% to a maximum of 225% of target. The maximum potential value of the award of performance-based RSUs, assuming the highest level of performance conditions, is 54,000 RSUs, or $2,103,840 at the date of grant.

(10)	Includes a change in pension value of $12,396 and $218,712 in above-market earnings on amounts deferred under the 2008 Deferred Compensation Plan.

(11)	Includes a “sign on” cash award of $300,000 and the guaranteed portion of his annual performance bonus plan award ($301,000) (at target) payable pursuant to Mr. Nivica’s offer letter dated February 25, 2009.

(12)	Includes (i) 50,000 time-vesting RSUs ($826,000) and 10,000 performance-based RSUs ($165,100) (at target) granted in connection with the hiring of Mr. Nivica and (ii) 10,000 time-vesting RSUs ($246,800) and $10,000 performance-based RSUs ($389,600) (at target) granted under the 2009 LTIP. The value of time-vesting RSUs in connection with the hiring of Mr. Nivica was calculated using a price per share of $16.52, the average of the high and low market price of the Company’s common stock as reported by the NYSE on April 23, 2009, the date of grant. Payout for the performance-based RSUs can range from a minimum of 0% to a maximum of 225% of target. The maximum potential value of the award of performance-based RSUs, assuming the highest level of performance conditions, is 22,500, or $371,475 at the date of grant (in the case of the performance-based RSUs granted in connection with Mr. Nivica’s hiring) and 22,500, or $876,600 at the date of grant (in the case of the performance-based RSUs granted pursuant to the 2009 LTIP). The value of performance-based RSUs in connection with the hiring of Mr. Nivica was calculated using a price per share of $16.51, the estimated fair market value of per share as determined using a Monte Carlo simulation, on April 23, 2009, the date of grant.

(13)	Includes of 100,000 non-qualified stock options granted in connection with the hiring of Mr. Nivica.

Supplemental Perquisites and All Other Compensation Table

The following supplemental table summarizes perquisites and other compensation paid to each of the named executive officers for the fiscal year ended December 31, 2009, which are included in the “All Other Compensation” column of the 2009 Summary Compensation Table:

					Excess
					Personal
		Supplemental	Matching		Liability	Tax
	Relocation	Savings Plan	401k		Insurance	Preparation	Tax Gross-	Perquisite
	Expenses	Contributions	Contributions	Life Insurance	Premiums	Fees	Ups	allowance	Other	All Other
Name	($)	($)	($)	Premiums ($)	($)	($)	($)	(a)-	($)	Comp Total

David N.Weidman	—	33,500	12,250	2,346	2,623	—	—	—	—	50,719
Steven M. Sterin	—	—	—	404	2,623	500	287	15,000	—	18,814
Douglas M. Madden	—	10,519	12,250	2,233	656	—	—	—	—	25,658
Sandra Beach Lin	—	—	9,923	1,380	1,311	—	—	15,000	—	27,614
Gjon N. Nivica, Jr.	243,285(1)	—	10,596	474	328	—	41,562	—	—	296,244

(1)	Includes $150,000 in reimbursement for capital loss on sale of home and $93,285 in relocation expenses.

2009 Grant of Plan-Based Awards Table

The following table summarizes incentive awards and other plan-based granted to each of the named executive officers during the fiscal year ended December 31, 2009:

		Non-Equity Incentives			Equity Incentive Plans
		Estimated Possible Payouts Under						All Other Stock Awards			Grant
		Non-			Estimated Possible Payouts Under			Number of	Securities		Date
		Equity Incentive Plans			Equity Incentives			Shares of	Underlying	Exercise	Fair
		Threshold	Target	Maximum	Threshold	Target	Maximum	Stocks or Units	Options	Price	Value
Name	Grant Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($)	($)

David N. Weidman APBP(1)	N/A	0	900,000	3,600,000
2009 Time-vesting RSUs	10/1/2009							36,000			888,480
2009 Performance based RSUs	12/2/2009				54,000	108,000	243,000				4,207,680
Steven M. Sterin APBP(1)	N/A	0	301,875	1,207,500
2009 Time-vesting RSUs	10/1/2009							11,000			271,480
2009 Performance based RSUs	12/2/2009				5,500	11,000	24,750				428,560
Douglas M. Madden APBP(1)	N/A	0	390,000	1,560,000
2009 Time-vesting RSUs	10/1/2009							24,000			592,320
2009 Performance based RSUs	12/2/2009				12,000	24,000	54,000				935,040
Sandra Beach Lin APBP(1)	N/A	0	440,000	1,760,000
2009 Time-vesting RSUs	10/1/2009							24,000			592,320
2009 Performance based RSUs	12/2/2009				12,000	24,000	54,000				935,040
Gjon N. Nivica, Jr. APBP(1)	N/A	0	301,000	1,204,000
2009 Time-vesting RSUs	10/1/2009							10,000			246,800
2009 Performance based RSUs	12/2/2009				5,000	10,000	22,500				389,600
Sign on LTI Cash	4/23/2009		450,000
Sign on Stock Options	4/22/2009								100,000	17.17	746,000
Sign on performance-based RSUs	4/23/2009				5,000	10,000	22,500				165,100
Sign on time-vesting RSUs	4/23/2009							50,000			826,000

(1)	Annual Performance Bonus Plan

Each award of performance-based RSUs under the 2009 LTIP vests on October 1, 2012 based upon the achievement of target levels of (i) Operating EBITDA during the 2010 and 2011 fiscal years and (ii) “Total Stockholder Return” as compared to peer companies during the period from October 1, 2009 through September 28, 2012. Each award of time-vesting RSUs under the 2009 LTIP program vests 30% on October 1, 2010, 30% on October 1, 2011 and 40% on October 1, 2012.

Mr. Nivica’s award of time-vesting “sign on” LTI cash vests $135,000 on October 14, 2009, $135,000 on October 14, 2010 and $180,000 on October 14, 2011. His award of time-vesting “sign on” RSUs vests 33.3% on April 23, 2010, 33.3% on April 23, 2011 and 33.3% on April 23, 2012. His award of performance-based “sign on” RSUs vests on October 14, 2011 based upon the achievement of target levels of (i) Operating EBITDA during the 2009 and 2010 fiscal years and (ii) “Total Stockholder Return” as compared to peer companies during the period from October 1, 2009 through September 28, 2011. Mr. Nivica’s award of “sign on” stock options vests 33.3% on April 22, 2010, 33.3% on April 22, 2011 and 33.3% on April 22, 2011.

Outstanding Equity Awards at Fiscal 2009 Year-End

The following table summarizes outstanding equity awards held by each of the named executive officers as of December 31, 2009, including the vesting dates for the portions of these awards that have not yet vested:

	Option Awards					Stock Awards
								Equity	Equity Incentive
								Incentive	Plan Awards:
								Plan Awards:	Market
	Number		Equity Incentive				Market	Number	or Payout
	of	Number of	Plan Awards:			Number of	Value of	of Unearned	Value of
	Securities	Securities	Number			Shares or	Shares or	Shares,	Unearned
	Underlying	Underlying	of Securities			Units of	Units of	Units or	Shares,
	Unexercised	Unexercised	Underlying	Option		Stock That	Stock That	Other Rights	Units or Other
	Options	Options	Unexercised	Exercise	Option	Have Not	Have Not	That Have	Rights That Have
	(#)	(#)	Unearned Options	Price	Expiration	Vested	Vested	Not Vested	Not Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)

David N. Weidman	3,149,074	0		16.00	1/21/2015
						36,000	1,155,600	229,456 (1)	7,365,537
Steven M. Sterin	12,500	37,500 (2)		40.13	7/25/2017
	15,000	30,000 (3)		20.37	6/30/2016
	10,000	20,000 (3)		21.02	5/16/2016
						11,000	353,100	30,650	983,865
Douglas M. Madden	156,775	0		16.00	1/21/2015
						24,000	770,400	64,613	2,074,077
Sandra Beach Lin	50,000	150,000 (4)		40.13	7/25/2017
						33,000	1,059,300	53,200	1,707,720
Gjon N. Nivica, Jr.	0	100,000 (5)		17.17	4/22/2019
						60,000	1,926,000	20,000	642,000

(1)	Does not include 200,000 Performance Units granted to Mr. Weidman on December 11, 2008. Each performance unit is worth one share of the Company’s common stock, but is settled in cash upon vesting.

(2)	12,500 of these options vest on each of January 1, 2010, January 1, 2011 and January 1, 2012.

(3)	50% of these options vest on each of January 1, 2010 and January 1, 2011.

(4)	50,000 of these options vest on each of January 1, 2010, January 1, 2011 and January 1, 2012.

(5)	33.3% of these options vest on each of April 23, 2010, April 23, 2011 and April 23, 2012.

The named executive officers may exercise all or any part of the vested portion of their options prior to the expiration date of the grant. However, if the executive’s employment is terminated by us without cause, by the executive with good reason, or due to death or disability or retirement, the executive may exercise the vested portion of the options for a period ending on the earlier of one year following the date of such termination and the expiration date. If the executive terminates without good reason, the executive may exercise the vested portion of the option for a period ending on the earlier of 90 days following the date of such termination and the expiration date. If the termination is by us for cause, then all options to the extent not vested and exercisable immediately terminate and cease to be exercisable.

2009 Option Exercises and Stock Vested

The following table summarizes the exercise of stock options and the vesting of stock awards by each of the named executive officers during the fiscal year ended December 31, 2009:

	Option Awards
	Number of Shares		Stock Awards
	Acquired on	Value Realized	Number of Shares		Value Realized
	Exercise	on Exercise	Acquired on Vesting		on Vesting
Name	(#)	($)	(#)		($)

David N. Weidman	—	—	—		—
Steven M. Sterin	—	—	2,038	(1)	50,288
Douglas M. Madden	—	—	2,368	(2)	58,430
Sandra Beach Lin	—	—	5,472	(3)	97,087
Gjon N. Nivica, Jr.	—	—	—		—

(1)	Gross shares (not net of withholding), including 28 dividend shares.

(2)	Gross shares (not net of withholding), including 33 dividend shares.

(3)	Gross shares (not net of withholding), including 59 dividend shares.

2009 Pension Benefits Table

The following table summarizes the present value of the accumulated retirement benefits by each of the named executive officers as of the end of fiscal year ended December 31, 2009:

		Number of	Present	Payments
		Years	Value of	During
		Credited	Accumulated	Last Fiscal
		Service	Benefit	Year
Name	Plan Name	(#)	($)	($)

David N. Weidman	Celanese Americas Retirement Pension Plan	9.333	313,424	—
	Celanese Americas Management Supplemental Pension Plan	9.000	2,669,101	—
Steven M. Sterin	Celanese Americas Retirement Pension Plan	6.6667	55,453	—
Douglas Madden	Celanese Americas Retirement Pension Plan	25.8333	693,636	—
	Celanese Americas Supplemental Retirement Pension Plan	25.8333	2,267,625	—
Sandra Beach Lin	Celanese Americas Retirement Pension Plan	2.4167	30,184	—
Gjon N. Nivica, Jr.	Celanese Americas Retirement Pension Plan	0.7500	9,223	—

The present value amounts shown in the table above are the amount needed today that, with interest, would provide the employees’ future retirement benefit. Assumptions used to determine the present value of benefits under the CAMSPP and for benefits earned for employees hired prior to January 1, 2001 in the CARPP are based on a 5.9% discount rate and mortality from the RP-2000 Mortality Table. Benefits earned for employees hired on or after January 1, 2001 in the CARPP are based on an assumed future interest crediting rate of 4.4% to age 65 and an interest only discount rate of 5.9%. Retirement in the CAMSPP is assumed to occur at age 60 and at age 65 in the CARPP.

Each of our retirement benefit plans identified in the table above is more fully described below.

Celanese Americas Retirement Pension Plan — The Celanese Americas Retirement Pension Plan, or CARPP, is a tax-qualified defined benefit pension plan sponsored by Celanese Americas Corporation, one of our wholly owned subsidiaries. This plan covers substantially all of our U.S. employees. The plan is subject to the provisions of ERISA. All of our named executive officers participated in this plan in 2009.

Non-union employees hired before January 1, 2001, with five or more years of service, as defined in the plan, are entitled to annual pension benefits beginning at normal retirement age (65) equal to the greater of (a) 1.33% of the employee’s final average earnings — salary and bonus — multiplied by the employee’s years of credited service, or (b) 1.67% of the employee’s final average earnings — salary and bonus — multiplied by the employee’s years of credited service minus 50% of the employee’s Social Security benefit multiplied by a fraction, the numerator of which is the employee’s years of credited service (to a maximum of 35 years) and the denominator of which is 35. The plan permits early retirement at ages 55-64. Employees may elect to receive their pension benefits in the form of a joint and survivor annuity, a life annuity, or a certain and life annuity. Employees vest in their benefit after completing five years of service with the Company, as defined in the plan. Employees who terminate before becoming vested forfeit their benefits. If a married employee dies after being fully vested in the plan, a death benefit will be payable to the surviving spouse. This plan formula applies to Mr. Weidman and Mr. Madden.

Effective January 1, 2001, the plan began providing benefits for new employees, as defined by the plan, hired after December 31, 2000, based upon a different benefit formula — (“Cash Balance Plan”). The Cash Balance Plan provides that for each plan year that employees work as defined, we credit 5% of the employee’s annual pensionable earnings (up to IRS limits) to a hypothetical plan account that has been established for each employee, and credit that account with interest. For a given year, the plan’s interest rate is the annual rate of interest on 30-year United States Treasury Securities for the August before the first day of that year. Effective January 1, 2008, employees vest in their accrued benefit after completing three years of service with us, as defined in the plan. If employees are vested when they leave the Company, they have the option to take their account balance with them, either in a lump-sum payment or as an annuity. Employees also have the choice to leave their account balance in the plan until the normal retirement age of 65. The amount of benefit depends on the employee’s pay, plan years worked and any interest earned on the Company contributions. Once vested, survivor benefits are applicable to married participants. Mr. Sterin, Mr. Nivica and Ms. Lin are covered under the Cash Balance Plan benefit formula.

Under the CARPP, if an employee’s employment with the Company is terminated as a result of a corporate reorganization, layoff or corporate restructuring including divestiture, that employee will receive an additional year of vesting service under the CARPP.

Celanese Americas Supplemental Retirement Pension Plan — The Celanese Americas Supplemental Retirement Pension Plan, or CASRPP, is an unfunded, non-qualified “excess benefit plan” sponsored by Celanese Americas Corporation, one of our wholly owned subsidiaries. The purpose of the plan, which is also subject to the provisions of ERISA, is to supplement the benefits payable to certain employees who are also participants in the Company’s qualified defined benefit plan (the CARPP). Similar to the CARPP, the CARPP applies to non-union employees hired before January 1, 2001, with five or more years of service, as defined in the plan. The annual pension benefit formula and other plan rules are also the same as in the CARPP, as described above, except that the benefit amount under the CASRPP is not limited based on laws applicable to the Company’s qualified plan with respect to eligible income, Mr. Madden is the only named executive officer that participated in this plan in 2009.

Celanese Americas Management Supplemental Pension Plan — The Celanese Americas Management Supplemental Pension Plan, or CAMSPP, is an unfunded, nonqualified defined benefit plan. Mr. Weidman is the only named executive officer that participated in this plan in 2009.

The promised pension benefit becomes fully vested once the participant attains five years of Company service and is paid at age 60 or when the participant leaves the Company, whichever is later. The amount of the pension is calculated as the product of 1.8% times the number of qualifying years of service, and the pensionable income. In this calculation the number of qualifying years of service is limited to 30. Consequently, the maximum figure is 54% of the pensionable income. Qualifying years of service are all complete years of service spent in Celanese Corporation and its subsidiaries. The pension benefit is adjusted annually, based on the U.S. cost-of-living index.

The pensionable income is calculated as the sum of the average basic annual salary of the last three calendar years prior to retirement and the average annual bonus of the last three calendar years prior to retirement insofar as these are earned during qualifying years of service. The following are generally offset against this pension: (i) payments under all other qualified and non-qualified plans paid by the Company and its affiliates (excluding payments attributable to employee contributions) and (ii) social security pension benefits acquired during qualifying years of service at a rate of 50%.

In the event of an early disability, the pension benefit is paid for the duration of the disability. In determining the amount of the disability pension, qualifying years of service until age 60 are added to the qualifying years of service earned to date. The pension is not reduced on account of the early commencement of benefits. From the age of 60 onwards, the payment is continued at the same level as an old-age pension in case the disability persists. All other Celanese-financed benefits, if any, are offset against the disability pension.

In the event of death, the pension is to be paid to the spouse and unmarried dependants. The spouse’s benefit is 60% of the pension otherwise payable to the participant and continues until remarriage. An additional benefit of up to 20% of the pension otherwise payable is also payable with respect to children of the participant, which additional pension terminates when the children attain age 21 (or up until age 27 if they are still in school). These pension benefits are not reduced on account of early commencement of the pension. All other Celanese-financed benefits, if any, are offset against the survivors’ pension.

2009 Nonqualified Deferred Compensation Table

The following table contains certain information concerning benefits under nonqualified deferred compensation plans.

The Celanese Americas Supplemental Retirement Savings Plan, or the CASRSP, an unfunded, nonqualified defined contribution plan that is available only to persons employed by Celanese prior to January 1, 2001. If a participant has received a maximum Company contribution to the CARSP, he or she is entitled to an allocation under this plan equal to 5% of his or her salary in excess of the compensation limits under the CARSP. The amount contributed to the plan on behalf of a participant is credited with earnings based on the earnings rate of the Stable Value Fund (a fund primarily invested in debt instruments), which is a fund maintained for investments under the CARSP. The annualized rate of return for 2009 was 1.5%. Distributions under this plan are in the form of a lump sum payment which is paid as soon as administratively practicable after termination of employment. Mr. Weidman and Mr. Madden are the only named executive officers that participated in this plan in 2009.

The 2007 Revised Deferred Compensation Plan is an unfunded, nonqualified deferred compensation plan under which certain of our senior employees were provided an election to relinquish their 2007-2009 payments under the 2004 Deferred Compensation Plan in exchange for a future payment equal to 90% of the maximum potential payout under the 2004 Deferred Compensation Plan plus or minus certain amounts based upon the performance of certain notional investment options selected by the participant. The annualized rate of return for 2009 was 4.8%. Mr. Weidman and Mr. Madden were the only named executive officers that participated in this plan in 2009.

The 2008 Deferred Compensation Plan is an unfunded, nonqualified deferred compensation plan that allows certain of our senior employees and directors the opportunity to defer a portion of their compensation in exchange for a future payment amount equal to their deferments plus or minus certain amounts based upon the market performance of specified measurement funds selected by the participant. The annualized rate of return for 2009 was 4.8%. Ms. Lin is the only named executive officer that participated in this plan in 2009.

		Executive	Registrant	Aggregate	Aggregate	Aggregate
		Contributions	Contributions	Earnings	Withdrawals/	Balance
		in Last FY	in Last FY	in Last FY	Distributions	at Last FYE
Name	Plan Name	($)	($)(1)	($)	($)	($)

David N. Weidman	CASRSP	—	33,500	3,621	—	250,568(2)
	2007 Revised Deferred Compensation Plan	—	—	805,856	—	17,543,747	(3)
Steven M. Sterin	n/a	—	—	—	—	—
Douglas M. Madden	CASRSP	—	10,519	734	—	51,789	(4)
	2007 Revised Deferred Compensation Plan	—	—	77,307	—	1,683,014	(5)
Sandra Beach Lin	2008 Deferred Compensation Plan	—	—	226,709	—	367,991	(6)
Gjon N. Nivica, Jr.	n/a	—	—	—	—	—

(1)	This amount is reported in the 2009 Summary Compensation Table.

(2)	$135,750 of this amount has been reported in the 2009 or prior Summary Compensation Table.

(3)	$17,543,747 of this amount has been reported in the 2009 or prior Summary Compensation Table.

(4)	$14,844 of this amount has been reported in the 2009 or prior Summary Compensation Table.

(5)	$1,515,139 of this amount has been reported in the 2009 or prior Summary Compensation Table.

(6)	$218,712 of this amount has been reported in the 2009 or prior Summary Compensation Table.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The particular events that trigger payments to our named executive officers are generally defined in the executives’ change-in-control agreements, deferred compensation agreements, stock option agreements or RSU agreements. The compensation committee believes that the primary benefits to the Company of employment agreements are the non-competition and non-solicitation provisions found therein. In order to achieve the benefit of these provisions without incurring the generally negative obligations associated with employment agreements, the compensation committee decided to offer a more limited change-in-control agreement to each executive officer in 2008. However, the deferred compensation agreements and stock option agreements are still effective and provide for some potential payments upon termination and change in control as described in the tables below.

Change in Control Agreements

In April 2008, we entered into change in control agreements with Messrs. Weidman, Madden and Sterin and Ms. Lin. Each change in control agreement has a two-year term that is automatically renewed for successive two-year terms unless 90 days notice of non-renewal is given by either party to the agreement. The change in control agreements provide for a payment to be made to these officers following a termination of employment by the Company without “cause” or by the executive officer with “good reason” within two years following a “change in control” or following the first public announcement of a potential change in control transaction, provided certain conditions are satisfied. Generally, the change in control agreements provide for each executive officer to receive:

•	a lump sum payment equal to two times the sum of:

(i) the executive officer’s then current annualized base salary, and

(ii) the higher of (x) the executive officer’s target bonus in effect on the last day of the fiscal year that ended immediately prior to the year in which the date of termination occurs, or (y) the average of the cash bonuses paid by the Company to the executive officer for the three fiscal years preceding the date of termination; and

•	group health and dental coverage for the executive officer and his or her dependents for a period of two years following the date of termination.

In addition, the change in control agreements provide that under certain circumstances the executive officers may receive a tax reimbursement payment not to exceed $4 million, in the case of Mr. Weidman, or $2 million, in the case of all other executive officers.

For purposes of the change in control agreements:

“cause” means (i) Executive’s willful failure to perform Executive’s duties hereunder (other than as a result of total or partial incapacity due to physical or mental illness) for a period of 30 days following written notice by the Company to Executive of such failure, (ii) conviction of, or a plea of nolo contendere to, (x) a felony under the laws of the United States or any state thereof or any similar criminal act in a jurisdiction outside the United States or (y) a crime involving moral turpitude, (iii) Executive’s willful malfeasance or willful misconduct which is demonstrably injurious to the Company or its Affiliates, (iv) any act of fraud by Executive, (v) any material violation of the Company’s code of conduct, (vi) any material violation of the Company’s policies concerning harassment or discrimination, (vii) Executive’s conduct that causes material harm to the business reputation of the Company or its Affiliates, or (viii) Executive’s breach of the provisions of Sections 7 (Confidentiality; Intellectual Property) or 8 (Non-Competition; Non-Solicitation) of this Agreement.

“good reason” means any of the following conditions which occurs without the consent of the Executive: (i) a material diminution in the Executive’s base salary or annual bonus opportunity; (ii) a material diminution in the Executive’s authority, duties, or responsibilities (including status, offices, titles and reporting requirements); (iii) a material change in the geographic location at which the Executive must perform his duties; (iv) failure of the Company to pay compensation or benefits when due, or (v) any other action or inaction that constitutes a material breach by the Company of this Agreement. The conditions described above will not constitute “Good Reason” unless the Executive provides written notice to the Company of the existence of the condition described above within 90 days after the initial existence of such condition. In addition, the conditions described above will not constitute “Good Reason” unless the Company fails to remedy the condition within a period of thirty (30) days after receipt of the notice described in the preceding sentence. If the Company fails to remedy the condition within the period referred to in the preceding sentence, Executive may terminate his employment with the Company for “Good Reason” within in the next thirty (30) days following the expiration of the cure period.

“change in control” means any one of the following events: (a) any person (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), other than the Company (including its subsidiaries, directors, and executive officers) has become the Beneficial Owner of thirty percent (30%) or more of the combined voting power of the Company’s then outstanding common stock or equivalent in voting power of any class or classes of the Company’s outstanding securities ordinarily entitled to vote in elections of directors (“Voting Securities”) (other than as a result of an issuance of securities by the Company approved by Incumbent Directors, or open market purchases approved by Incumbent Directors at the time the purchases are made); (b) individuals who constitute the board as of the Effective Date (the “Incumbent Directors”) have ceased for any reason to constitute at least a majority thereof, provided that any person becoming a director after the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a majority of the directors comprising the Incumbent Board, either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director without objection to such nomination shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director; (c) the stockholders of the Company approve a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction, or the sale or other disposition of all or substantially all of the Company’s assets (a “Transaction”), unless immediately following such Transaction, (i) all or substantially all of the Persons who were the Beneficial Owners of the Voting Securities outstanding immediately prior to such Transaction are the Beneficial Owners of more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the entity resulting from such Transaction (including, without limitation, an entity which as a result of such Transaction owns the Company or all or substantially all of the Company’s assets or stock either directly or through one or more subsidiaries, the “Surviving Entity”) in substantially the same proportions as their ownership, immediately prior to such Transaction, of the Voting Securities, (ii) no Person is the Beneficial Owner of 30% or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Surviving Entity, and (iii) at least a majority of the members of the board of directors of the Surviving Entity are Incumbent Directors; or (d) approval by the Company’s stockholders of a complete liquidation and dissolution of the Company.

However, if in any circumstance in which the foregoing definition would be operative and with respect to which the income tax under Section 409A of the Code would apply or be imposed, but where such tax would not apply or be imposed if the meaning of the term “Change in Control” met the requirements of Section 409A(a)(2)(A)(v) of the Code, then the term “Change in Control” herein shall mean, but only for the transaction so affected, a “change in control event” within the meaning of Treas. Reg. § 1.409A — 3(i)(5).

Post-Termination Tables

The tables below show an estimate of the amount of additional compensation that each of our named executive officers would receive in the event of a termination or change in control, taking into consideration the circumstances of the termination and payments that the named executive officer would be entitled to under the various agreements described above. The amounts shown are generally categorized as follows: voluntary termination; involuntary termination without cause or by the executive for good reason; change in control; termination due to death; and termination for disability. The amounts shown assume that such termination was effective as of December 31, 2009. As of December 31, 2009, the price of our common stock was $32.10 per share.

The tables below include additional benefits triggered by a termination and change of control only. Please see the following tables for details of the named executives’ vested payments and benefits that they would be entitled to receive regardless of the occurrence of a termination or change of control:

•	For Stock Options — See Outstanding Equity Awards at Fiscal Year End table

•	For Pension Benefits — See Pension Benefits table

•	For Nonqualified Deferred Compensation — See Nonqualified Deferred Compensation table

The actual amounts that will be paid upon termination can only be determined at the time of the executive’s termination from the Company.

David N. Weidman

The following table shows the potential payments to David N. Weidman, Chairman and Chief Executive Officer of the Company, upon termination or change in control.

		Involuntary
		Termination
	Voluntary	without
	Termination or	Cause or	Change-of-Control	Change-of-Control
Executive Payments and Benefits	Termination	Resignation for	(without	(with
upon Termination or Change-of-Control	for Cause	Good Reason	Termination)	Termination)		Death		Disability

Compensation:
Severance(1)	$0	0	0	4,367,182		0		0
Stock Options (Acceleration of Unvested Awards)
Service Based(2)	0	0	0	0		0		0
Performance Based	0	0	0	0		0		0
Restricted Stock Units (Acceleration of Unvested Awards)(3)(4)	0	5,584,300	14,941,138	14,941,138		5,584,300		5,584,300
Long-Term Cash Incentive Awards	0	82,353	700,000	700,000		82,353		82,353
Deferred Compensation Awards(5)	0	17,543,747	17,543,747	17,543,747		17,543,747		17,543,747
Benefits & Perquisites:
Celanese Americas Management Supplemental Pension Plan	0	0	0	0		0	(6)	0	(7)
Welfare Benefits Continuation	0	0	0	0	(8)	0		0
Long-Term Disability	0	0	0	0		0		0

Total	$0	23,210,400	33,184,885	37,552,067		23,210,400		23,210,400

(1)	For termination following a Change in Control, this cash payment equals two times (a) base salary plus (b) the greater of (i) target bonus or (ii) the average of the three prior years’ bonus payout.

(2)	Time-based options vest in full upon a Change in Control; however, Mr. Weidman’s stock options were 100% vested as of December 31, 2009, so no incremental value would be received upon a Change in Control.

(3)	In the event of a Change in Control, performance-based RSUs vest in full at target value if the award is not replaced with an award of comparable value. In the event of an eligible termination, a prorated amount will vest subject to actual performance. This table assumes performance at target levels.

(4)	Includes 200,000 performance units which are settled in cash.

(5)	Mr. Weidman’s deferred cash award was 100% vested as of December 31, 2009 so no incremental value would be received upon termination.

(6)	In the event of death, Mr. Weidman’s spouse and children would be entitled to receive an enhanced annual pension benefit of $86,927. All other Celanese-financed benefits are offset against the survivor pension. See discussion of Celanese Americas Management Supplemental Pension Plan in the “Executive Compensation Discussion and Analysis” for further details.

(7)	In the event of disability, Mr. Weidman would be entitled to receive an enhanced annual pension benefit of $197,562. All other Celanese-financed benefits are offset against the disability pension. See discussion of Celanese Americas Management Supplemental Pension Plan in the “Executive Compensation Discussion and Analysis” for further details.

(8)	Mr. Weidman’s change in control agreement provides for reimbursement of premiums for two years of medical and dental coverage continuation, which amounts to $25,924 based on 2010 rates.

Steven M. Sterin

The following table shows the potential payments to Steven M. Sterin, Senior Vice President and Chief Financial Officer of the Company, upon termination or change in control.

		Involuntary
		Termination
	Voluntary	without
	Termination or	Cause or	Change-of-Control	Change-of-Control
Executive Payments and Benefits	Termination for	Resignation for	(without	(with
upon Termination or Change-of-Control	Cause	Good Reason	Termination)	Termination)		Death	Disability

Compensation:
Severance(1)	$0	0	0	1,530,000		0	0
Stock Options (Acceleration of Unvested Awards) Service Based(2)	0	0	573,500	573,500		0	0
Restricted Stock Units (Acceleration of Unvested Awards)(3)	0	366,520	1,336,965	1,336,965		366,520	366,520
Long-Term Cash Incentive Awards	0	148,236	1,260,000	1,260,000		148,236	148,236
Benefits & Perquisites:
Welfare Benefit Continuation	0	0	0	0	(4)	0	0
Long-Term Disability	0	0	0	0		0	0

Total	$0	514,756	3,170,465	4,700,465		514,756	514,756

(1)	For termination following a Change in Control, this cash payment equals two times (a) base salary plus (b) the greater of (i) target bonus or (ii) the average of the three prior years’ bonus payout.

(2)	Time-based options vest in full upon a Change in Control. Value shown approximates the in-the-money value for unvested stock options assuming the exercise of the stock options on December 31, 2009 at a market price of $32.10 per share.

(3)	In the event of a Change in Control, performance-based RSUs vest in full at target value if the award is not replaced with an award of comparable value. In the event of an eligible termination, a prorated amount will vest subject to actual performance. This table assumes performance at target levels.

(4)	Mr. Sterin’s change in control agreement provides for reimbursement of premiums for two years of medical and dental coverage continuation, which amounts to $37,606 based on 2010 rates.

Douglas M. Madden

The following table shows the potential payments to Douglas M. Madden, Chief Operating Officer of the Company, upon termination or change in control.

		Involuntary
	Voluntary	Termination without
	Termination or	Cause or	Change-of-Control	Change-of-Control
Executive Payments and Benefits	Termination for	Resignation for	(without	(with
upon Termination or Change-of-Control	Cause	Good Reason	Termination)	Termination)		Death	Disability

Compensation:
Severance(1)	$0	0	0	1,983,922		0	0
Stock Options (Acceleration of Unvested Awards) Service Based(2)	0	0	0	0		0	0
Restricted Stock Units (Acceleration of Unvested Awards)(3)	0	843,809	2,844,477	2,844,477		843,809	843,809
Long-Term Cash Incentive Awards	0	80,295	682,500	682,500		80,295	80,295
Deferred Compensation Awards	0	1,683,014	1,683,014	1,683,014		1,683,014	1,683,014
Benefits & Perquisites:
Welfare Benefit Continuation	0	0	0	0	(4)	0	0
Long-Term Disability	0	0	0	0		0	0

Total	$0	2,607,118	5,209,991	7,193,913		2,607,118	2,607,118

(1)	For termination following a Change in Control, this cash payment equals two times (a) base salary plus (b) the greater of (i) target bonus or (ii) the average of the three prior years’ bonus payout.

(2)	Time-based options vest in full upon a Change in Control. Value shown approximates the in-the-money value for unvested stock options assuming the exercise of the stock options on December 31, 2009 at a market price of $32.10 per share.

(3)	In the event of a Change in Control, performance-based RSUs vest in full at target value if the award is not replaced with an award of comparable value. In the event of an eligible termination, a prorated amount will vest subject to actual performance. This table assumes performance at target levels.

(4)	Mr. Madden’s change in control agreement provides for reimbursement of premiums for two years of medical and dental coverage continuation, which amounts to $16,202 based on 2010 rates.

Sandra Beach Lin

The following table shows the potential payments to Sandra Beach Lin, Corporate Senior Vice President of the Company, upon termination or change in control.

		Involuntary
	Voluntary	Termination without
	Termination or	Cause or		Change-of-Control	Change-of-Control
Executive Payments and Benefits	Termination for	Resignation for		(without	(with
upon Termination or Change-of-Control	Cause	Good Reason		Termination)	Termination)		Death	Disability

Compensation:
Severance(1)(2)	$0	550,000		0	1,980,000		0	0
Stock Options (Acceleration of Unvested Awards) Service Based(3)	0	0		0	0		0	0
Restricted Stock Units (Acceleration of Unvested Awards(4)	0	665,821		2,767,020	2,767,020		665,821	665,821
Long-Term Cash Incentive Awards	0	137,942		1,172,500	1,172,500		137,942	137,942
Benefits & Perquisites:
Welfare Benefit Continuation	0	0	(5)	0	0	(6)	0	0
Long-Term Disability	0	0		0	0		0	0

Total	$0	1,353,763		3,939,520	5,919,520		803,763	803,763

(1)	Ms. Lin’s employment letter guarantees her one year of base salary as a severance payment if she is terminated without cause.

(2)	For termination following a Change in Control, this cash payment equals two times (a) base salary plus (b) the greater of (i) target bonus or (ii) the average of the three prior years’ bonus payout.

(3)	Time-based options vest in full upon a Change in Control; however, as of December 31, 2009 the stock price was less than the exercise price, so Ms. Lin’s accelerated options would have had a value of $0.

(4)	In the event of a Change in Control, performance-based RSUs vest in full at target value if the award is not replaced with an award of comparable value. In the event of an eligible termination, a prorated amount will vest subject to actual performance. This tables assumes performance at target levels.

(5)	In the event of an involuntary termination without cause, or resignation for good reason, Ms. Lin’s employment letter provides for continued coverage in the Company’s medical and dental benefit plans for a period of twelve months at the Company’s then-current rates.

(6)	Ms. Lin’s change in control agreement provides for reimbursement of premiums for two years of medical and dental coverage continuation, which amounts to $25,924 based on 2010 rates.

Gjon N. Nivica, Jr.

The following table shows the potential payments to Gjon N. Nivica, Jr., Senior Vice President, General Counsel and Corporate Secretary of the Company, upon termination or change in control.

		Involuntary
	Voluntary	Termination without
	Termination or	Cause or		Change-of-Control	Change-of-Control
Executive Payments and Benefits	Termination for	Resignation for		(without	(with
upon Termination or Change-of-Control	Cause	Good Reason		Termination)	Termination)	Death	Disability

Compensation:
Severance(1)(2)	$0	731,000		0	1,462,000	0	0
Stock Options (Acceleration of Unvested Awards) Service Based(3)	0	608,256		1,493,000	1,493,000	608,256	608,256
Restricted Stock Units (Acceleration of Unvested Awards)(4)	0	832,963		2,568,000	2,568,000	832,963	832,963
Deferred Compensation Awards	0	0		315,000	315,000	0	0
Benefits & Perquisites:
Welfare Benefit Continuation	0	0	(5)	0	0	0	0
Long-Term Disability	0	0		0	0	0	0

Total	$0	2,172,219		4,376,000	5,838,000	1,441,219	1,441,219

(1)	Mr. Nivica’s employment letter guarantees him one year of base salary and target bonus as a severance payment if he is terminated without cause.

(2)	For termination following a Change in Control, this cash payment equals two times (a) base salary plus (b) the greater of (i) target bonus or (ii) the average of the three prior years’ bonus payout.

(3)	Time-based options vest in full in the event of a Change in Control.

(4)	In the event of a Change in Control, performance-based RSUs vest in full at target value. In the event of an eligible termination, a prorated amount will vest subject to actual performance. This table assumes performance at target levels.

(5)	In the event of an involuntary termination without cause, or resignation for good reason, Mr. Nivica’s employment letter provides for continued coverage in the Company’s medical and dental benefit plans for a period of twelve months at the Company’s then-current rates.

STOCK OWNERSHIP INFORMATION

Principal Stockholders and Beneficial Owners

The following table sets forth information with respect to the beneficial ownership of Common Stock of the Company as of February 24, 2010, by (i) each person known to own beneficially more than 5% of Common Stock of the Company, (ii) each of the Company’s directors, (iii) each of the Company’s named executive officers, and (iv) all directors and executive officers as a group.

The number of shares and percentage of beneficial ownership set forth below are based on shares of Common Stock of the Company issued and outstanding. As of February 24, 2010, the number of shares of series A common stock outstanding was 156,580,100. We currently have no series B common stock outstanding.

	Amount and Nature of Beneficial Ownership of Common Stock*
	Common Stock
	Beneficially		Total
	Owned	Rights to	Common	Percentage of
	Excluding	Acquire	Stock	Common Stock
	Rights to Acquire	Shares of	Beneficially	Beneficially
Name of Beneficial Owner and Investment Power	Shares(1)	Stock(2)	Owned	Owned(3)

FMR LLC(4)	21,607,154	—	21,607,154	13.8
Blackrock, Inc.(5)	12,845,921	—	12,845,921	8.2
Bank of America Corporation et al(6)	9,278,583	—	9,278,583	5.9
Adage Capital Partners, L.P. et al(7)	7,329,610	—	7,329,610	4.7
David N. Weidman(8)	387,914	3,149,075	3,536,989	2.0
Steven M. Sterin(8)	6,276 (9)	75,000	81,276	**
Douglas M. Madden(8)	65,565 (9)	156,755	222,320	**
Sandra Beach Lin(8)	8,970 (9)	100,000	108,970	**
Gjon N. Nivica, Jr.(8)	—	49,999	49,999	**
James E. Barlett(8)	13,163	29,748	42,911	**
David F. Hoffmeister(8)	4,565	23,876	28,441	**
Martin G. McGuinn(8)	54,565	23,876	78,441	**
Paul H. O’Neill(8)	5,126	29,748	34,874	**
Mark C. Rohr(8)	20,565	17,626	38,191	**
Daniel S. Sanders(8)	25,547	29,748	55,295	**
Farah M. Walters(8)	11,000	17,626	28,626	**
John K. Wulff(8)	20,250	23,876	44,126	**
All Directors and executive officers as a group (18 persons)	810,005	4,054,395	4,864,400	3.1

*	This chart reflects rights to acquire shares of Common Stock within 60 days of February 24, 2010.

**	Less than 1 percent of shares of Common Stock outstanding.

(1)	Includes shares for which the named person has sole or shared voting and investment power. Does not include shares that may be acquired through exercise of options or restricted stock units.

(2)	Includes shares of Common Stock issuable upon (i) the exercise of options, granted under the 2004 SIP and the 2009 GIP, that have vested or will vest on or before April 24, 2010 and (ii) the vesting of restricted stock units, granted under the 2004 SIP and the 2009 GIP, between February 24, 2010 and April 24, 2010.

(3)	Beneficial ownership is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934.

The calculation of this percentage assumes for each person:

•	156,580,100 shares of Common Stock are issued and outstanding as of February 24, 2010;

•	The acquisition by such person of all shares that may be acquired upon the exercise of options to purchase shares that have vested or will vest by April 24, 2010; and

•	The acquisition by such person of all shares that may be acquired upon the vesting of restricted stock units between February 24, 2010 and April 24, 2010.

(4)	On February 16, 2010, FMR LLC and Edward C. Johnson each reported beneficial ownership of 21,607,154 shares of Common Stock (including 3,589,300 shares of Preferred Stock which were converted into 4,522,518 shares of Common Stock on February 19, 2010) as of

December 31, 2009 with sole dispositive power of 21,607,154 shares. FMR LLC also reported sole voting power of 324,487 shares. The address of these reporting persons is 82 Devonshire Street, Boston, MA 02109.

(5)	On January 29, 2010, Blackrock, Inc. and certain of its subsidiaries reported beneficial ownership of 12,845,921 shares of Common Stock, with sole voting and dispositive power of all such shares.

(6)	On February 2, 2010, Bank of America Corporation, Bank of America, NA, Columbia Management Advisors, LLC, Banc of America Investment Advisors, Inc., U.S. Trust Company of Delaware, Merrill, Lynch, Pierce, Fenner & Smith, Inc. and Merrill Lynch Bank Suisse, S.A. reported beneficial ownership of 9,728,583 shares of common stock as of December 31, 2009. Bank of America Corporation had shared voting power of 9,017,098 shares of Common Stock and shared dispositive power of 9,278,583 shares of Common Stock. Bank of America, NA had sole voting power of 1,047,652 shares of Common Stock, shared voting power of 7,609,738 shares of Common Stock, sole dispositive power of 1,031,937 shares of Common Stock, and shared dispositive power of 7,886,658 shares of Common Stock. Columbia Management Advisors, LLC had sole voting power of 7,470,106 shares of Common Stock, shared voting power of 3,980 shares of Common Stock, sole dispositive power of 7,267,029 shares of Common Stock, and shared dispositive power of 420,863 shares of Common Stock. Banc of America Investment Advisors, Inc. had shared voting power of 42,645 shares of Common Stock. U.S. Trust Company of Delaware had sole voting power of 6,860 shares of Common Stock, shared voting power of 375 shares of Common Stock, sole dispositive power of 7,060 shares of Common Stock, and shared dispositive power of 175 shares of Common Stock. Merrill, Lynch, Pierce, Fenner & Smith, Inc. had sole voting power of 359,708 shares of Common Stock and sole dispositive power of 359,708 shares of Common Stock. Merrill Lynch Bank Suisse, S.A. had shared dispositive power of 280 shares of Common Stock. The address of these reporting persons is 100 North Tryon Street, Floor 25, Bank of America Corporate Center, Charlotte, NC 28255.

(7)	On February 16, 2010, Adage Capital Partners, L.P., Adage Capital Partners GP, L.L.C., Adage Capital Advisors, L.L.C, Robert Atchinson and Phillip Gross each reported beneficial ownership of 7,329,610 shares of Common Stock as of February 2, 2010 with shared voting power and shared dispositive power of 7,329,610 shares of Common Stock. The address of these reporting persons is 200 Clarendon Street, 52nd floor, Boston, MA 02116.

(8)	The address for each of Messrs. Weidman, Madden, Nivica, Sterin, Barlett, Hoffmeister, McGuinn, O’Neill, Rohr, Sanders and Wulff, and Ms. Lin and Ms. Walters is c/o Celanese Corporation, 1601 West Lyndon B. Johnson Freeway, Dallas, TX 75234.

(9)	Includes beneficial ownership of Common Stock by Steven M. Sterin of 1,019 equivalent shares, by Douglas M. Madden of 432 equivalent shares and by Sandra Beach Lin of 63 equivalent shares, in the Celanese Americas Retirement Savings Plan Stock Fund as of February 24, 2010. Mr. Sterin, Mr. Madden and Ms. Lin have the ability to direct the voting of the Company’s Common Stock underlying these equivalent shares and the ability to change their investment options at any time.

OTHER MATTERS

As of the date of this Proxy Statement, our management knows of no matters that will be presented for consideration at the meeting other than those matters discussed in this Proxy Statement. If any other matters properly come before the meeting and call for a vote of stockholders, validly executed proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the board of directors, or, in the absence of such a recommendation, in accordance with the judgment of the Proxyholders.

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (other than the exhibits thereto) is included in our 2009 Annual Report to Stockholders. Any stockholder who would like a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 may obtain one, without charge, by addressing a request to:

Corporate Secretary
Celanese Corporation
1601 West Lyndon B. Johnson Freeway
Dallas, Texas 75234

The Company’s copying costs will be charged if copies of exhibits to the Form 10-K are requested. You may also obtain a copy of the Form 10-K, including exhibits, at our website, www.celanese.com/index/ir_index/ir_reports.htm.

On behalf of the board of directors of
Celanese Corporation

Senior Vice President, General Counsel
and Corporate Secretary
March 12, 2010

Vote 24 Hours a Day, 7 Days a Week by Internet, Telephone or Mail VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 21, 2010 (or, for Plan CELANESE CORPORATION participants, such earlier time as set forth below). Have your proxy card in hand 1601 W. LBJ FREEWAY when you access the web site and follow the instructions to obtain your records DALLAS, TX 75234 and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 21, 2010 (or, for Plan participants, such earlier time as set forth below). Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M21142-Z52253, P91151 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY CELANESE CORPORATION The Board of Directors recommends a vote FOR all Nominees and FOR proposal 2. Vote on Directors 1. To elect the Nominees listed below to serve on our Board of Directors until the 2013 Annual Meeting of Stockholders or until their successors are elected and qualified: For Against Abstain Nominees: 1a. Mr. David N. Weidman 0 0 0 1b. Mr. Mark C. Rohr 0 0 0 1c. Ms. Farah M. Walters 0 0 0 Vote on Proposal For Against Abstain 2. To ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010. 0 0 0 3. In their discretion, the Proxyholders are authorized to vote on such other matters as may properly be brought before the meeting in accordance with the provisions of the Company’s Third Amended and Restated By-Laws. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

CELANESE CORPORATION 1601 West Lyndon B. Johnson Freeway Dallas, Texas 75234 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS Date: April 22, 2010 Time: 7:30 a.m., Central Daylight Time Place: The Crescent Club; 200 Crescent Court — 17th Floor, Dallas, Texas 75201 Record Date: You are entitled to attend the Annual Meeting and can vote if you were a stockholder of record as of the close of business on February 24, 2010. Date of Mailing: This Notice and the Proxy Statement are first being mailed to stockholders on or about March 12, 2010. Our Proxy Statement follows. Financial and other information about Celanese Corporation is contained in our Annual Report for the fiscal year ended December 31, 2009. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. M21143-Z52253, P91151 CELANESE CORPORATION 1601 West Lyndon B. Johnson Freeway Dallas, Texas 75234 PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS The undersigned hereby constitutes and appoints Steven M. Sterin and James R. Peacock III, and each of them (collectively, the “Proxyholders”), his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of CELANESE CORPORATION to be held on Thursday, April 22, 2010 at 7:30 a.m. (CDT) at The Crescent Club, 200 Crescent Court — 17th Floor, Dallas, Texas 75201 and at any adjournments thereof, on all matters coming before said meeting. You are encouraged to specify your choices by marking the appropriate boxes. SEE REVERSE SIDE, but if you do not mark any boxes, the Proxyholders will vote these shares in accordance with the Board of Directors’ recommendations. The Proxyholders cannot vote the shares unless you sign and return this card. PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. If you are a participant in the Celanese Americas Retirement Savings Plan (the “Plan”) this card also constitutes voting instructions to the trustee for any shares held on your behalf under the Plan. The trustee will vote the shares as instructed. Your voting instructions must be received by April 18, 2010 to allow sufficient time for the trustee to vote the shares. If no voting instructions are provided, the trustee will vote the shares in the same proportion as shares to which voting instructions have been received, unless contrary to ERISA. (Continued and to be signed on the reverse side.)